
                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                               AIRGATE PCS, INC.

                                      and

                                   iPCS, INC.


                          dated as of August 28, 2001

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

                               TABLE OF CONTENTS

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
ARTICLE I             THE MERGER................................................................     3

         1.1      The Merger....................................................................     3

         1.2      Effective Time................................................................     3

         1.3      Effects of the Merger.........................................................     3

         1.4      Conversion of Company Common Stock............................................     3

         1.5      Stock Options.................................................................     4

         1.6      Assumption of Warrants........................................................     5

         1.7      Public Common Stock; Merger Sub Common Stock..................................     6

         1.8      Shares of Dissenting Stockholders.............................................     6

         1.9      Certificate of Incorporation and By-Laws......................................     7

         1.10     Directors and Officers........................................................     7

         1.11     Tax Consequences..............................................................     7

ARTICLE II            EXCHANGE OF SHARES........................................................     7

         2.1      Exchange of Shares, Distributions; Voting Rights..............................     7

ARTICLE III           DISCLOSURE SCHEDULES......................................................     9

         3.1      Disclosure Schedules..........................................................     9

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................    10

         4.1      Corporate Organization........................................................    10

         4.2      Capitalization................................................................    11

         4.3      Authority; No Violation.......................................................    12

         4.4      Consents and Approvals........................................................    13

         4.5      Financial Statements..........................................................    14

         4.6      No Undisclosed Liabilities....................................................    15

         4.7      Absence of Certain Changes or Events..........................................    15

         4.8      SEC Reports...................................................................    15

         4.9      Property......................................................................    16

         4.10     Leases........................................................................    16

         4.11     Environmental Matters.........................................................    16

         4.12     Certain Contracts.............................................................    18

         4.13     Distributors and Suppliers....................................................    21

         4.14     Insurance.....................................................................    21
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         4.15     Legal Proceedings.............................................................    21

         4.16     Compliance with Applicable Law................................................    22

         4.17     Benefit Plans.................................................................    23

         4.18     Taxes.........................................................................    24

         4.19     Sprint Agreement Compliance...................................................    25

         4.20     Intellectual Property.........................................................    26

         4.21     Labor Matters.................................................................    27

         4.22     Reorganization................................................................    27

         4.23     Broker's Fees.................................................................    28

         4.24     Related Party Transactions....................................................    28

         4.25     Company Information...........................................................    28

         4.26     Required Vote of the Company..................................................    29

         4.27     Takeover Statutes.............................................................    29

         4.28     Amount of Indebtedness........................................................    29

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PUBLIC..................................    29

         5.1      Corporate Organization........................................................    29

         5.2      Capitalization................................................................    30

         5.3      Authority; No Violation.......................................................    31

         5.4      Consents and Approvals........................................................    32

         5.5      Financial Statements..........................................................    33

         5.6      No Undisclosed Liabilities....................................................    34

         5.7      Absence of Certain Changes or Events..........................................    34

         5.8      SEC Reports...................................................................    34

         5.9      Property......................................................................    34

         5.10     Leases........................................................................    35

         5.11     Environmental Matters.........................................................    35

         5.12     Certain Contracts.............................................................    36

         5.13     Distributors and Suppliers....................................................    39

         5.14     Insurance.....................................................................    39

         5.15     Legal Proceedings.............................................................    39

                                      ii
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         5.16     Compliance with Applicable Law................................................    40

         5.17     Benefit Plans.................................................................    40

         5.18     Taxes.........................................................................    42

         5.19     Sprint Agreement Compliance...................................................    42

         5.20     Intellectual Property.........................................................    43

         5.21     Labor Matters.................................................................    44

         5.22     Reorganization................................................................    45

         5.23     Broker's Fees.................................................................    45

         5.24     Related Party Transactions....................................................    45

         5.25     Public Information............................................................    46

         5.26     Required Vote of Public.......................................................    46

         5.27     Amount of Indebtedness........................................................    46

ARTICLE VI            COVENANTS RELATING TO CONDUCT OF BUSINESS.................................    46

         6.1      Covenants of the Company......................................................    46

         6.2      Covenants of Public...........................................................    51

ARTICLE VII           ADDITIONAL AGREEMENTS.....................................................    54

         7.1      Regulatory Matters............................................................    54

         7.2      Access to Information.........................................................    56

         7.3      Stockholder Meeting...........................................................    58

         7.4      Legal Conditions to Merger....................................................    58

         7.5      Affiliates....................................................................    58

         7.6      Nasdaq Listing................................................................    59

         7.7      Employee Benefit Plans; Existing Agreements...................................    59

         7.8      Additional Agreements.........................................................    59

         7.9      Advice of Changes.............................................................    60

         7.10     Current Information...........................................................    60

         7.11     Accountants' Letter...........................................................    60

         7.12     Additional Reports and Information............................................    60

         7.13     Section 16(b) Matters.........................................................    60

         7.14     Nomination of Directors.......................................................    61

                                      iii
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         7.15     Supplemental Warrant Agreement; Warrant Notices...............................    62

         7.16     Expenses......................................................................    62

         7.17     Indemnification...............................................................    62

         7.18     Takeover Statute..............................................................    63

         7.19     Registration Rights Agreement.................................................    63

         7.20     Plan of Reorganization........................................................    63

         7.21     Lock-Up Agreements............................................................    63

         7.22     Transfer of Company Records...................................................    65

         7.23     Formation of Merger Sub and Execution and Delivery of Sub Joinder Agreement...    65

ARTICLE VIII          CONDITIONS PRECEDENT......................................................    65

         8.1      Conditions to Each Party's Obligation To Effect the Merger....................    65

         8.2      Conditions to Obligations of Public and Merger Sub............................    66

         8.3      Conditions to Obligations of the Company......................................    69

         8.4      Standards.....................................................................    70

ARTICLE IX            TERMINATION AND AMENDMENT.................................................    70

         9.1      Termination...................................................................    70

         9.2      Effect of Termination.........................................................    71

         9.3      Amendment.....................................................................    72

         9.4      Extension; Waiver.............................................................    72

ARTICLE X             GENERAL PROVISIONS........................................................    72

         10.1     No Survival of Representations and Warranties.................................    72

         10.2     Closing.......................................................................    73

         10.3     Notices.......................................................................    73

         10.4     Interpretation, Certain Definitions...........................................    74

         10.5     Counterparts..................................................................    75

         10.6     Entire Agreement..............................................................    75

         10.7     Governing Law and Venue.......................................................    75

         10.8     Enforcement of Agreement......................................................    75

         10.9     Severability..................................................................    76

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         10.10    Publicity, etc................................................................    76

         10.11    Assignment....................................................................    76

         10.12    No Third Party Beneficiaries..................................................    76

Exhibit A - Form of Company Support Agreement
Exhibit B - Form of Registration Rights Agreement

                                     INDEX

Affiliate.......................................................................................    68
Agreement.......................................................................................     2
Associate.......................................................................................    68
Balance Sheets..................................................................................    13
Blackstone......................................................................................    60
Blackstone Director.............................................................................    56
Business Day....................................................................................    69
Certificate.....................................................................................     3
Certificate of Designations.....................................................................     3
Certificate of Merger...........................................................................     3
ChaseMellon.....................................................................................     5
Closing.........................................................................................    67
Closing Date....................................................................................    67
Code............................................................................................     2
Company.........................................................................................     2
Company Audited Financial Documents.............................................................    13
Company Balance Sheet...........................................................................    13
Company Benefit Plans...........................................................................    21
Company Common Stock............................................................................     3
Company Contract................................................................................    19
Company Credit Facility.........................................................................    45
Company Director................................................................................    56
Company Disclosure Schedule.....................................................................     9
Company Employees...............................................................................    54
Company ERISA Affiliate.........................................................................    21
Company Financial Statements....................................................................    13
Company Indenture...............................................................................    45
Company Lease...................................................................................    15
Company Material Intellectual Property..........................................................    24
Company Nominated Directors.....................................................................    57
Company Option..................................................................................     4
Company Option Plan.............................................................................     4
Company Permitted Liens.........................................................................    15
Company Preferred Stock.........................................................................     3

                                       i
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                                     INDEX
                                  (continued)

                                                                                                   Page
Company Reports.................................................................................    14
Company Sprint Agreements.......................................................................    23
Company Stockholders............................................................................    57
Company Support Agreement.......................................................................     2
Company Tower Leases............................................................................    15
Company Unaudited Financial Statements..........................................................    13
Company Warrants................................................................................     5
Converted Company Option........................................................................     4
Coverage Period.................................................................................    58
Delaware Courts.................................................................................    69
Dissenting Shares...............................................................................     6
Effective Time..................................................................................     3
ERISA...........................................................................................    21
Exchange Act....................................................................................    13
Exchange Ratio..................................................................................     3
FCC.............................................................................................    20
GAAP............................................................................................    14
Governmental Entity.............................................................................    13
holders of Series A-1 Preferred Stock...........................................................    62
HSR Act.........................................................................................    50
Indemnified Parties.............................................................................    58
Independent Director............................................................................    56
Injunction......................................................................................    61
Lease Agreement.................................................................................    15
LLC.............................................................................................     9
LLC Balance Sheet...............................................................................    13
Merger..........................................................................................     2
Merger Consideration............................................................................     7
Merger Sub......................................................................................     2
Merger Sub Common Stock.........................................................................     6
Nasdaq..........................................................................................     8
Permit..........................................................................................    20
Person..........................................................................................    69
Prospectus/Proxy Statement......................................................................    26
Public..........................................................................................    .2
Public Audited Financial Statements.............................................................    31
Public Benefit Plans............................................................................    38
Public Certificates.............................................................................     7
Public Common Stock.............................................................................     2
Public Credit Facility..........................................................................    49
Public Disclosure Schedule......................................................................     9
Public ERISA Affiliate..........................................................................    38
Public Financial Statements.....................................................................    31

                                     INDEX
                                  (continued)

                                                                                                   Page
Public Indenture................................................................................    49
Public Lease....................................................................................    32
Public Leased Premise...........................................................................    32
Public Material Intellectual Property...........................................................    40
Public Permit...................................................................................    37
Public Permitted Liens..........................................................................    32
Public Plans....................................................................................    55
Public Preferred Stock..........................................................................    28
Public Reports..................................................................................    32
Public Sprint Agreements........................................................................    40
Public Tower Lease..............................................................................    32
Public Unaudited Financial Statements...........................................................    31
Resale Restriction..............................................................................    59
Restraints......................................................................................    61
S-3 Registration Statement......................................................................    50
S-4 Registration Statement......................................................................    26
Secretary.......................................................................................     3
Securities Act..................................................................................     5
Series A-1 Preferred Stock......................................................................     3
Series A-2 Preferred Stock......................................................................     3
Sprint Licenses.................................................................................    20
Sprint Spectrum.................................................................................     5
Sprint Warrant..................................................................................     5
Sub Joinder Agreement...........................................................................     2
Subsidiary......................................................................................    69
Surviving Corporation...........................................................................     3
TCW.............................................................................................    60
Termination Fee Shares..........................................................................    66
Transfer........................................................................................    59
Warrant Agreement...............................................................................     5
Warrants........................................................................................     5

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2001 (this "Agreement"), by and between AirGate PCS, Inc., a Delaware corporation ("Public"), and iPCS, Inc., a Delaware corporation (the "Company"). It is contemplated that upon its formation as contemplated herein, a newly formed Delaware corporation and wholly owned subsidiary of Public, or another wholly owned subsidiary of Public as the parties may agree ("Merger Sub"), shall enter into a joinder agreement (the "Sub Joinder Agreement") pursuant to which it will become a party to this Agreement.

          WHEREAS, the respective Boards of Directors of Public and the Company have approved and declared advisable this Agreement, the merger of Merger Sub with and into the Company (the "Merger") and the other transactions contemplated hereby (including all approvals necessary under Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Board of Directors of Public has agreed to recommend that the holders of common stock, par value $.01 per share, of Public (the "Public Common Stock") approve the issuance of shares of Public Common Stock pursuant to the Merger and the other matters contemplated to be submitted to its stockholders in connection with this Agreement;

          WHEREAS, Public and the Company acknowledge and agree that as of the date hereof, Merger Sub has not been formed and has not executed this Agreement. The Company acknowledges that Public has agreed in this Agreement to form Merger Sub upon obtaining the requisite Public Bank Consent (as hereinafter defined) and to cause Merger Sub (or another wholly owned subsidiary of Public as the parties may agree) to execute the Sub Joinder Agreement upon its formation;

          WHEREAS, as an inducement to and a condition to Public entering into this Agreement, certain stockholders of the Company are simultaneously herewith entering into a Support Agreement, in the form of Exhibit A hereto (the "Company
                                                  ---------
Support Agreement"), relating to the agreement of such stockholders to vote to approve and adopt this Agreement, the Merger and the transactions contemplated hereby;

          WHEREAS, the parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

               1.1  The Merger.  Subject to the terms and conditions of this
                    ----------
Agreement, in accordance with the DGCL, at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge with and into the Company. The Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be iPCS, Inc. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

               1.2  Effective Time.  No later than three Business Days after the
                    --------------
satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Secretary"), in such form as required by and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing, or, if another date and time is specified in such filing, such specified date and time, being the "Effective Time").

               1.3  Effects of the Merger.  At and after the Effective Time, the
                    ---------------------
Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

               1.4  Conversion of Company Common Stock.
                    ----------------------------------

        (a) At the Effective Time, subject to Section 1.8 and Section 2.1(e) hereof, each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held (x) in the Company's treasury or (y) directly or indirectly by Public or the Company or any of their respective Subsidiaries (as defined below)) (including all shares of Series A-1 Convertible Participating Preferred Stock, par value $.01 per share, of the Company ("Series A-1 Preferred Stock") and Series A-2 Convertible Participating Preferred Stock, par value $.01 per share, of the Company ("Series A-2 Preferred Stock" and together with the Series A-1 Preferred Stock, the "Company Preferred Stock") which shall have been converted into Company Common Stock immediately prior to the Effective Time in accordance with Section 5(b)(ii) of the respective Certificates of Designations (each, a "Certificate of Designations") with respect thereto) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into 0.1594 shares (the "Exchange Ratio") of Public Common Stock. All shares of Company Common Stock converted into Public Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each, a "Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) certificates evidencing the number of whole shares of Public Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.1(e). Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Public Common Stock and cash in lieu of fractional shares issued in consideration therefore upon the surrender of such Certificates in accordance with Section 2.1 hereof, without any interest thereon. The parties understand and agree that the Exchange Ratio has been calculated based upon the accuracy of the representations and warranties set forth in Section 4.2 and that, in the event the number of outstanding shares of Company Common Stock, Company Preferred Stock, Company Options, Company Warrants or other stock equivalents of the Company is greater than or less than the amounts specifically set forth in Section 4.2 (including, without limitation, as a result of (i) any inaccuracy in the representations and warranties set forth in Section 4.2, (ii) the issuance or expiration after the date of this Agreement of options, warrants or other rights to purchase Company Common Stock or (iii) any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into stock or any stock equivalent of the Company, recapitalization, reclassification or other like change occurring after the date of this Agreement), the Exchange Ratio shall be appropriately adjusted. Notwithstanding anything to the contrary, in no event shall the aggregate number of shares of Public Common Stock issued (i) at the Effective Time pursuant to this Section 1.4(a) and (ii) upon the exercise of all options, warrants or other rights to purchase Company Common Stock assumed by Public pursuant to this Agreement, exceed 13,500,000.

        (b) At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and all shares of Company Common Stock that are owned directly or indirectly by Public or the Company or any of their respective Subsidiaries shall, by virtue of this Agreement and without any action on the part of the holder thereof, be cancelled and shall cease to exist and no stock of Public or other consideration shall be delivered in exchange therefore. All shares of Public Common Stock that are owned by the Company or any of its Subsidiaries shall become treasury stock of Public.

               1.5  Stock Options.  (a) At the Effective Time, each option
                    -------------
granted by the Company to purchase shares of Company Common Stock (a "Company Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a fully vested option (a "Converted Company Option") to purchase shares of Public Common Stock in an amount and at any exercise price determined as provided below (and otherwise subject to the terms of the Company's Amended and Restated 2000 Long Term Incentive Plan, as amended (the "Company Option Plan"), the agreements evidencing grants thereunder, and any other agreements between the Company and an optionee regarding Company Options):

             (i) the number of shares of Public Common Stock to be subject to the Converted Company Option shall be equal to the product of the number of shares of Company Common Stock subject to the Company Option and the Exchange Ratio, provided that any fractional share of Public Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

             (ii) the exercise price per share of Public Common Stock under the Converted Company Option shall be equal to the exercise price per share of Company Common Stock under the Company Option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

        (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code, and to the extent it is not so consistent, such Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the Converted Company Options shall be the same as the original Company Options, except that all references to the Company shall be deemed to be references to Public. As soon as practicable after the Effective Time (but in no event later than ten Business Days), Public shall use its reasonable best efforts to register under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 or other appropriate form (and use its reasonable best efforts to maintain the effectiveness thereof) shares of Public Common Stock issuable pursuant to all Company Options converted pursuant to this
Section 1.5.

               1.6  Assumption of Warrants.  (a) At the Effective Time, Public
                    ----------------------
shall assume and cause to be performed all obligations of the Company under:

        (1) the warrants (the "Warrants") issued pursuant to the Warrant Agreement, dated as of July 12, 2000, between the Company and ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), as Warrant Agent (the "Warrant Agreement") to purchase 2,982,699 shares of Company Common Stock; and

        (2) the warrant (the "Sprint Warrant" and together with the Warrants, the "Company Warrants") issued to Sprint Spectrum L.P. ("Sprint Spectrum") to purchase 1,151,938 shares of Company Common Stock.

        (b) Each Company Warrant so assumed by Public under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant agreement immediately prior to the Effective Time, except that (i) each outstanding Company Warrant will be exercisable (or will become exercisable in accordance with its terms), for that number of whole shares of Public Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Public Common Stock and (ii) the per share exercise price for the Public Common Stock issuable upon exercise of such Company Warrant shall be equal to the exercise price per share of Company Common Stock of such Company Warrant divided by the Exchange Ratio, rounded to the nearest whole cent.

        (c) At the Effective Time, Public shall cause a shelf registration statement on Form S-3 under the Securities Act covering Public Common Stock issuable upon exercise of the Warrants to become effective and shall maintain the effectiveness thereof until the earlier of the expiration of the Warrants or the date on which all of the Warrants have been exercised by the holders thereof.

               1.7  Public Common Stock; Merger Sub Common Stock.  (a) Except
                    --------------------------------------------
for any shares of Public Common Stock owned by the Company or any of its Subsidiaries, which shall be converted into treasury stock of Public as contemplated by Section 1.4 hereof, the shares of Public Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

        (b) At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly owned subsidiary of Public.

               1.8  Shares of Dissenting Stockholders.  Notwithstanding anything
                    ---------------------------------
in this Agreement to the contrary, any shares of Company Common Stock and Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who did not vote in favor of the Merger or consent to the Merger in writing and has properly exercised appraisal rights (the "Dissenting Shares") under the DGCL shall not be converted into the right to receive the Merger Consideration (as defined below) unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal under the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to appraisal, then as of the occurrence of such event, each share of Company Common Stock and Company Preferred Stock held by such holder shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration. The Company shall give Public (i) prompt notice of any notice or demand for appraisal or payment for shares of Company Common Stock or attempted withdrawals of such demands received by the Company and (ii) the right to participate in all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Public, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

               1.9  Certificate of Incorporation and By-Laws.  At the Effective
                    ----------------------------------------
Time, the Certificate of Incorporation and the By-Laws of the Surviving Corporation shall be amended in their entirety to contain the provisions set forth in the Certificate of Incorporation and By-Laws of Merger Sub, as in effect immediately prior to the Effective Time.

               1.10  Directors and Officers.  The directors of Merger Sub
                     ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

               1.11  Tax Consequences.  It is intended that the Merger shall
                     ----------------
constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE II

                               EXCHANGE OF SHARES

               2.1  Exchange of Shares, Distributions; Voting Rights.  Subject
                    ------------------------------------------------
to the terms and conditions of this Agreement, the parties hereto shall take, or cause to be taken, the following actions:

                    (a) At the Effective Time, each record holder of shares of Company Common Stock whose shares were converted into the Merger Consideration shall receive from Public in exchange therefor, upon surrender of such holder's Certificates and delivery to Public of a property completed letter of transmittal (which letter of transmittal shall be executed and delivered to Public prior to the Closing and shall specify that, by surrendering such Certificates, subject only to such holder's receipt of the Merger Consideration and any dividends or other distributions to which such holder is entitled to receive pursuant to Section 2.1(b), the holder shall be deemed to have waived all rights and claims and to have released and discharged Public, Merger Sub, the Company and their affiliates from any and all claims and liabilities whatsoever, whether known or unknown, both at law and in equity, arising out of any matter, cause or event occurring contemporaneously with or prior to the Effective Time, that such holder would otherwise be entitled to assert against such Persons solely by virtue of being or having been a stockholder of the Company ), (x) certificates ("Public Certificates") representing the number of whole shares of Public Common Stock which such record holder has the right to receive pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares of Public Common Stock, if any, which such holder has the right to receive pursuant to Section 2.1(e) (together with the Public Common Stock represented by the Public Certificates, the "Merger Consideration"), and the Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Public Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to Public, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.1, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 2.1(b).

                    (b) No dividends or other distributions declared or made after the Effective Time with respect to Public Common Stock with a record date after the Effective Time shall be paid to the holder of record of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. At the time of the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be issued or paid any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Public Common Stock represented by such Certificate. For purposes of dividends or other distributions in respect of shares of Public Common Stock, all shares of Public Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time. Registered holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Public stockholders with a record date at or after the Effective Time the number of whole shares of Public Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

        (c) If any certificate representing shares of Public Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to Public in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Public Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of Public that such tax has been paid or is not payable.

        (d) Immediately upon and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock or Company Preferred Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to Public, they shall be cancelled and converted into the Merger Consideration and any dividends or other distributions to which the holders thereof are entitled to receive pursuant to Section 2.2(b) in the manner provided in this Article II.

        (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Public Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Public Common Stock or Surviving Corporation Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Public. In lieu of the issuance of any such fractional share, Public shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Public Common Stock an amount in cash determined by multiplying (i) the average of the closing sale prices per share of Public Common Stock on The Nasdaq Stock Market ("Nasdaq") as reported by The Wall Street Journal, New York City edition, for the five trading
            -----------------------
days immediately preceding the date on which the Effective Time shall occur by
(ii) the fraction of a share of Public Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

        (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, unless otherwise agreed, the posting by such Person of a bond, in such reasonable amount as Public may direct and in a form reasonably satisfactory to Public, as indemnity against any such claim that may be made against it with respect to such Certificate, Public will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends or other distributions to which the holders thereof are entitled to receive pursuant to Section 2.1(b) in the manner provided in this Article II.

        (g) Public shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Public is required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Public, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Public. With respect to any stockholder who is not a foreign person, Public shall receive a certificate of nonforeign status in a form reasonably acceptable to it at or prior to the time such stockholder surrenders its Certificates for exchange in accordance with this Article II. The Company shall deliver to Public on or prior to the Effective Time a certificate from the Company in a form reasonably acceptable to Public that the Company is not a "United States Real Property Holding Company" within the meaning of section 897(c)(2) of the Code.

                                  ARTICLE III

                              DISCLOSURE SCHEDULES

          3.1  Disclosure Schedules.  Prior to the execution and delivery
               --------------------
of this Agreement, the Company has delivered to Public, and Public has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and in the case of Public, the "Public Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Public, or to one or more of such party's covenants contained in Article VI; provided, however, that notwithstanding
                                   --------  -------
anything in this Agreement to the contrary the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect (as defined herein) with respect to either the Company or Public, respectively.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          Except as set forth in the Company Disclosure Schedule (each reference contained herein to such Company Disclosure Schedule qualifies the referenced representation and warranty to the extent specified in the Company Disclosure Schedule), the Company hereby represents and warrants to Public and Merger Sub as follows (for purposes of this Article IV, references to the Company, where appropriate, shall also include Illinois PCS, L.L.C. ("LLC"), the Company's predecessor):

          4.1  Corporate Organization.  (a) The Company is a corporation
               ----------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect on the Company.

        (c) Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company. The articles of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been made available to Public, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

        (d) Each of the Company and its Subsidiaries is qualified, authorized, registered and licensed to do business as a foreign corporation in the jurisdictions identified in Section 4.1(d) of the Company Disclosure Schedule. Each of the Company and its Subsidiaries are in good standing as a foreign corporation in each of the jurisdictions identified in Section 4.1(d) of the Company Disclosure Schedule.

        (e) The certificate of incorporation and by-laws of the Company and each of its Subsidiaries, copies of which have previously been made available to Public, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in violation of any provision of its respective certificate of incorporation or by-laws.

     4.2  Capitalization.  (a) The authorized capital stock of the
          --------------
Company consists of 300,000,000 shares of Company Common Stock and 75,000,000 shares of Company Preferred Stock. As of the date of this Agreement, (i) 44,869,643 shares of Company Common Stock are issued and outstanding and no shares of Company Common Stock are held in the Company's treasury, (ii) no shares of Company Common Stock are reserved for issuance upon exercise of outstanding stock options or otherwise, other than (A) 8,000,000 shares of Company Common Stock reserved for issuance pursuant to Company Options granted pursuant to the Company Option Plan and identified in Section 4.2(a) of the Company Disclosure Schedule, (B) 4,134,637 shares of Company Common Stock reserved for issuance upon exercise of the Company Warrants and (C) 25,000,000 shares of Company Common Stock, plus such additional shares of Company Common Stock as may be required by the terms of the Company Preferred Stock, reserved for issuance upon conversion of the shares of Company Preferred Stock, (iii) 35,000,000 shares of Company Preferred Stock are designated Series A-1 Preferred Stock, 9,090,909 of which shares are issued and outstanding (not including 4,046,963 additional shares required to be issued in respect of accrued but unpaid dividends, including as a result of the Merger) and (iv) 40,000,000 shares of Company Preferred Stock are designated Series A-2 Preferred Stock, 14,000,000 of which shares are issued and outstanding (not including 5,564,426 additional shares required to be issued in respect of accrued but unpaid dividends, including as a result of the Merger). Each share of Series A-1 Preferred Stock and Series A-2 Preferred Stock is convertible into one share of Company Common Stock as of the date hereof, and such conversion rate shall be the conversion rate as of the Effective Time. Each Warrant represents the right to purchase 9.94233 shares of Company Common Stock. Each Sprint Warrant represents the right to purchase one share of Company Common Stock. Immediately prior to the Effective Time, all issued and outstanding shares of Company Preferred Stock (including, without limitation, all of the shares of Company Preferred Stock issuable as a special dividend pursuant to
Section 2(h) of the applicable Certificate of Designations and all of the shares of Company Preferred Stock to be issued in respect of accrued but unpaid dividends) will automatically convert into Company Common Stock pursuant to
Section 5(b)(ii) of the applicable Certificate of Designations so that immediately prior to the Effective Time there will be no shares of Company Preferred Stock outstanding and all shares of Company Common Stock issued upon such automatic conversion shall be converted in the Merger pursuant to Section
1.4 of this Agreement. All of the issued and outstanding shares of Company Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are isssuable, duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 4.2(a) of the Company Disclosure Schedule, free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in
Section 4.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or Company Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock, Company Preferred Stock or any other equity security of the Company. Section 4.2(a) of the Company Disclosure Schedule sets forth, as of the date hereof (i) the name of each holder of Company Common Stock, Company Preferred Stock and Company Options and the number of shares of Company Common Stock, Company Preferred Stock and Company Options held by each such holder, respectively; (ii) the date of each Company Option granted, the number of shares subject to each Company Option, the expiration date of each Company Option, and the price at which each Company Option may be exercised under the Company Option Plan and (iii) the number of shares subject to Company Warrants and the price at which such Company Warrants may be exercised. All shares of Company Common Stock subject to issuance upon exercise of the Company Options and the Company Warrants, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

        (b) Section 4.2(b) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock (or all of the other equity ownership interests) of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares (or other equity or ownership interests) are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Public with Section 1.5 and Section 1.6 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries. Except as described in Section 4.2 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest, or has made any investment in, any partnership, joint venture, corporation, trust or other entity.

               4.3  Authority; No Violation.  (a) The Company has full corporate
                    -----------------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of the Company and, subject only to the approval and adoption of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL and the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, no other corporate proceedings on the part of the Company or its stockholders are necessary to approve this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Public and Merger Sub) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                    (b) Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Merger or of any of the other transactions contemplated by this Agreement, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan, guarantee of indebtedness, note, bond, mortgage, indenture, deed of trust, license, permit, concession, franchise, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

               4.4  Consents and Approvals.  Except for (a) the filing of a
                    ----------------------
notification under the HSR Act (as defined in Section 7.1(b)), (b) the approval and adoption of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, (c) the filing of the Certificate of Merger with the Secretary pursuant to the DGCL, (d) the consent of Sprint Communications Company, L.P., Sprint Spectrum L.P. and WirelessCo, L.P. (collectively, "Sprint PCS") required pursuant to the terms of the Company Sprint Agreements and (e) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated hereby.

               4.5  Financial Statements.  (a) The Company has previously made
                    --------------------
available to Public copies of the financial statements of LLC and the Company, consisting of (i) an audited consolidated statement of financial condition of LLC as of December 31, 1999 (the "LLC Balance Sheet") and the related statements of operations, members' equity, and cash flows for the period from January 22, 1999 (date of inception) through December 31, 1999 and an audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2000 (the "Company Balance Sheet" and together with the LLC Balance Sheet, the "Balance Sheets") and the related consolidated statements of operations, cash flows and redeemable preferred stock and equity for the year ended December 31, 2000 as reported in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2000 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, and including the notes thereto, the "Company Audited Financial Statements"), in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to the Company, and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries and LLC as of June 30, 2000 and 2001 and the related unaudited consolidated statements of operations, cash flows and redeemable preferred stock and equity for the six-month periods ended June 30, 2000 and 2001 as reported in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001 filed with the SEC under the Exchange Act (the "Company Unaudited Financial Statements" and, together with the Company Audited Financial Statements, the "Company Financial Statements"). The Company Financial Statements (including the related notes, where applicable) fairly present, and the financial statements to be delivered by the Company to Public after the date of this Agreement pursuant to Section 7.12 hereof and to be filed by the Company with the SEC after the date of this Agreement will fairly present, the consolidated financial position of the Company and its Subsidiaries, as the case may be, as of the respective dates thereof, and the results of the consolidated operations and consolidated financial position of the parties to which they relate for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of the unaudited statements, to recurring audit adjustments normal in amount and nature and to any other adjustments described therein) in conformity with GAAP (except in the case of the unaudited statements for the lack of complete notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

          (b) Each of the Company Financial Statements (including the related notes) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto at the date of their filing. Each of the Company Financial Statements (including, in each case, any notes thereto) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except (i) as may be indicated in the notes thereto, (ii) with respect to any unaudited financial statements, for normal period-end adjustments, and (iii) with respect to any monthly financial statements, for the absence of notes thereto). The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and reflect only actual transactions.

     4.6  No Undisclosed Liabilities. Except (a) as disclosed in the Company
          --------------------------
Financial Statements, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice of the Company since the date of the Company Balance Sheet and (c) liabilities that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature, whether or not absolute, accrued, contingent or otherwise.

     4.7  Absence of Certain Changes or Events. Except as may be set forth in
          ------------------------------------
Section 4.7 of the Company Disclosure Schedule or as disclosed in any Company Report (as defined in Section 4.8) filed with the SEC prior to the date of this Agreement or in the Company Financial Statements, since December 31, 2000, (i) neither the Company nor any of its Subsidiaries has incurred any liability, except in the ordinary course of their business and consistent with their past practices, (ii) there has been no change or development or combination of changes or developments which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;
(iii) other than with respect to the accrual of in-kind dividends on the Company Preferred Stock, there has been no declaration, setting aside or payment of any dividend or distribution of any kind by the Company on any class of its equity securities; (iv) there has been no material increase in the compensation payable or to become payable by the Company or any Subsidiary to its directors, officers or employees and no material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers or employees and (v) there has been no material change in tax accounting or other accounting methods, principles or practices by the Company or any Subsidiary.

     4.8  SEC Reports. The Company has previously made available to Public a
          -----------
true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the "Company Reports"),
(b) material written communication between the Company and the SEC, and (c) communication mailed by the Company to its stockholders and no such registration statement, prospectus, report, schedule, proxy statement or communication as of its date of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied with the published rules and regulations of the SEC with respect thereto, including rules and regulations relating to the filing of exhibits thereto.

               4.9  Property.  (a) Each of the Company and its Subsidiaries has
                    --------
good and marketable title, free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the Company Balance Sheet or acquired after the date of the Company Balance Sheet, except (i) liens under the Company Credit Facility, (ii) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (iii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iv) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the property as such property is used on the date of this Agreement, (v) for dispositions of and encumbrances on such properties or assets in the ordinary course of business or (vi) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business (the items in clauses (i) (ii), (iii) (iv) and (vi) collectively, the "Company Permitted Liens").

                    (b) Section 4.9(b) of the Company Disclosure Schedule sets forth an accurate and complete list and description of all real property owned by the Company or any of its Subsidiaries and all buildings and improvements thereon.

               4.10 Leases.  (a) Section 4.10(a) of the Company Disclosure
                    ------
Schedule contains an accurate and complete list of each lease pursuant to which the Company or any of its Subsidiaries leases any real property (excluding leases or licenses of tower space to which the Company or any of its Subsidiaries is a party ("Company Tower Leases") and leases of land containing towers) (each a "Company Lease")). A true and complete copy of each Company Lease has heretofore been made available to Public. As of June 30, 2001, the Company was making rental payments on 522 Company Tower Leases to which the Company or any of its Subsidiaries is a party.

                    (b) To the knowledge of the Company, each Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Company Lease of real property (a "Leased Premise") is free and clear of all encumbrances other than Company Permitted Liens. There are no existing defaults by the Company or any of its Subsidiaries under any of the Company Leases, and to the knowledge of the Company no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Company Lease. The Company has received no notice, and has no other reason to believe, that any lessor under any Company Lease will not consent (where such consent is necessary) to the consummation of the Merger without requiring any material modification of the rights or obligations of the lessee thereunder.

               4.11 Environmental Matters.  Except as set forth in Section 4.11
                    ---------------------
of the Company Disclosure Schedule:

                    (a) The Company and each of its Subsidiaries (1) are in compliance in all material respects with all, and, to the knowledge of the Company, are not subject to any liability with respect to any, applicable Environmental Laws, (2) hold or have applied for all Environmental Permits necessary to conduct their current operations and (3) are in compliance with their respective Environmental Permits and such Environmental Permits are in full force and effect.

        (b) Neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law or liable for remediation, cost recovery or contribution under CERCLA.

        (c) Neither the Company nor any of its Subsidiaries (1) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (2) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

        (d) None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

        (e) To the knowledge of the Company, there are no underground storage tanks or above-ground storage tanks located on any Real Property which are now, or in the past were, used to store Hazardous Materials. "Real Property" shall mean all real property that is owned or used by the Company or any of its Subsidiaries or that is reflected as an asset of the Company or any of its Subsidiaries on the Company Balance Sheet.

        (f) For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree, judgment, stipulation, injunction, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, historic preservation, or health and safety as affected by the environment or natural resources, including, without limitation, the National Environmental Policy Act of 1969, as amended as of the date hereof, the National Historic Preservation Act, and those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination.

          "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

          "Hazardous Materials" means (a) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          4.12  Certain Contracts. (a) Except for Contracts described in clauses
                -----------------
(i), (iii), (iv), (v), (vii), (viii), (xiii), (xiv), (xvi), (xvii), (xx), (xxi)
and (xxii) that provide for aggregate payments to any Person in any calendar year of less than $100,000, Section 4.12(a) of the Company Disclosure Schedule contains a complete and accurate list of each of the following Contracts:

                (i) Contracts of the Company or any of its Subsidiaries relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

                (ii) Contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the equity of the Company or any of its Subsidiaries;

                (iii) any letters of credit or similar arrangements relating to the Company or any of its Subsidiaries;

                (iv) any employment agreements with any employee of the Company or any of its Subsidiaries or other Person on a consulting basis;

                (v) any management, consulting or advisory agreements, or severance plans or arrangements for any present or former employee of the Company or any of its Subsidiaries;

                (vi) any non-disclosure agreements and non-compete agreements binding present and former employees of the Company or any of its Subsidiaries;

                (vii) any agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates any property, real or personal;

                (viii) any agreement under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal;

                (ix) any agreement relating to the acquisition or divestiture of the capital stock or other equity securities, assets or business of any Person involving the Company or any of its Subsidiaries or pursuant to which or the Company or any of its Subsidiaries has any liability, contingent or otherwise;

             (x) any powers of attorney granted by or on behalf of the Company or any of its Subsidiaries;

             (xi) any agreement, other than agreements entered into in the ordinary course of the Company's or any of its Subsidiaries' business consistent with past practice, which prevents the Company or any of its Subsidiaries from disclosing confidential information;

             (xii) any agreement which in any way purports to prohibit the Company or any of its Subsidiaries from freely engaging in business anywhere in the world or competing with any other Person;

             (xiii) any sales distribution agreements, franchise agreements and advertising agreements relating to the Company or any of its Subsidiaries;

             (xiv) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of its Subsidiaries;

             (xv) any agreement pursuant to which the Company or any of its Subsidiaries has agreed to defend, indemnify or hold harmless any other Person, other than Company Tower Leases;

             (xvi) any agreement pursuant to which the Company or any of its Subsidiaries has agreed to settle any liability for Taxes;

             (xvii) any agreement pursuant to which the Company has agreed to shift or allocate the liability of the Company, any of its Subsidiaries or any other Person for Taxes;

             (xviii) any agreement pursuant to which the Company may be required to file a registration statement under the Securities Act with respect to any securities issued by the Company; and

             (xix)   any joint venture agreement or partnership agreement;

             (xx)    any requirements or output contracts;

             (xxi)   any vendor agreements;

             (xxii) any construction contracts or construction management contracts;

             (xxiii) any agreement between the Company or any of its Subsidiaries and any of their respective stockholders; and

             (xxiv) any other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and which is material to the Company and its Subsidiaries taken as a whole.

             (b) Except as set forth in Section 4.12(b) of the Company Disclosure Schedule, with respect to each Company Contract (as defined below):
(i) the Company Contract is in full force and effect and is valid and enforceable in accordance with its terms; (ii) neither the Company nor any of its Subsidiaries is in breach or default thereof, nor has the Company or any of its Subsidiaries received notice that it is in breach of or default thereof;
(iii) to the knowledge of the Company, no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default thereof by the Company or any of its Subsidiaries or by any other party thereto; (iv) to the knowledge of the Company, no event has occurred that would permit termination, modification, or acceleration thereof by any other party thereto; and (v) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto has repudiated or acted in a manner inconsistent with any provision thereof. Neither the Company nor any of its Subsidiaries is a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed on Section 4.12(a) of the Company Disclosure Schedule under the terms of this Section 4.12.

            (c) Except as disclosed in the Company Reports filed with the SEC prior to the date of this Agreement or as disclosed in Section 4.12(c) of the Company Disclosure Schedule, no "Event of Default" (as defined in the Company Indenture and the Company Credit Facility, respectively) has occurred and is continuing under either of the Company Indenture or the Company Credit Facility and neither the Company nor any of its Subsidiaries has previously received a waiver of any Event of Default (as defined in the Company Indenture and the Company Credit Facility, respectively) under the Company Indenture or the Company Credit Facility.

            (d) Each contract, arrangement, commitment or understanding of any type or form required to be described in Section 4.12(a), whether or not set forth in Section 4.12(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract. "

      4.13  Distributors and Suppliers. Except as set forth on Section 4.13 of
            --------------------------
the Company Disclosure Schedule, since December 31, 2000, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any distributor who accounted for more than 2% of the Company's sales (on a consolidated basis) during the period from December 31, 2000 to July 31, 2001, or with any supplier from whom the Company or any of its Subsidiaries purchased more than 5% of the goods or services (on a consolidated basis) which it purchased during the period from December 31, 2000 to July 31, 2001. Except as set forth in Section 4.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has knowledge of any termination or intended termination by any such 2% distributor or 5% supplier of its business relationship with the Company or any modification or intended modification of its business relationship with the Company in a manner which is adverse in any material respect to the Company, and neither the Company nor any of its Subsidiaries has knowledge of any facts which could reasonably be expected to form an adequate basis for such termination or modification.

               4.14 Insurance.  Except as set forth in Section 4.14 of the
                    ---------
Company Disclosure Schedule, each of the Company and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its Subsidiaries. Except as set forth in Section 4.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries. The insurance policies of the Company and of its Subsidiaries are valid and enforceable policies in all material respects.

               4.15 Legal Proceedings.  (a) Except as set forth in Section 4.15
                    -----------------
of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company to any of its Subsidiaries has agreed to indemnify, as such, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to the knowledge of the Company, no event has occurred, and no state of facts exists, that could reasonably be expected to result in any such action, suit or proceeding.

                    (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such.

               4.16 Compliance with Applicable Law.  (a) Except for the Sprint
                    ------------------------------
Licenses (as defined below), the Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations (each a "Company Permit") necessary for the lawful conduct of their respective businesses and the lawful ownership, use and operation of its assets under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violations of any of the above.

                    (b) To the actual knowledge of the Company, there has been no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the Federal Communications Commission (the "FCC") or any other Governmental Entity or of any other proceedings of or before the FCC or any other Governmental Entity relating to the Company or any of its Subsidiaries or LLC or to any authorizations under which the Company conducts its business. No proceedings are pending or, to the actual knowledge of the Company, threatened to revoke or limit any of the Company Permits or the personal communications service licenses held by Sprint PCS or its Affiliates (the "Sprint Licenses"). For purposes of this Section 4.16(b) only, "actual knowledge of the Company" means the actual knowledge of the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the Chief Technology Officer of the Company.

                    (c) To the knowledge of the Company, no event has occurred which (i) results in, or after notice or lapse of time or both could reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture or substantial fine with respect to, any of the Company Permits or the Sprint Licenses, or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Company or its Subsidiaries under any material Company Permits or any of the rights of Sprint PCS or its Affiliates under the Sprint Licenses. No facts are known to the Company or the Company Subsidiaries which if known by a Governmental Entity of competent jurisdiction would present a substantial risk that any Company Permit could be revoked, suspended, adversely modified, not renewed, impaired, restricted, terminated, forfeited or a substantial fine imposed against the Company or any of the Company Subsidiaries, and neither the execution by the Company of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this Agreement is reasonably likely to result in the occurrence of any of the consequences set forth in this Section 4.16(c).

               4.17 Benefit Plans.  (a) Section 4.17(a) of the Company
                    -------------
Disclosure Schedule sets forth a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each deferred compensation plan, incentive compensation plan, equity compensation plan, employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 414 of the Code (a "Company ERISA Affiliate"), for the benefit of any current or former employee of the Company or any Company ERISA Affiliate (the "Company Benefit Plans").

                    (b) The Company has heretofore made available to Public true and complete copies of each of the Company Benefit Plans and all related documents, including but not limited to (i) the most recent actuarial report for such Company Benefit Plan (if applicable), and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan.

                    (c) Except as set forth in Section 4.17(c) of the Company Disclosure Schedule, (i) each of the Company Benefit Plans has been operated and administered in material compliance with its terms and applicable law, including but not limited to the Exchange Act, the Securities Act, ERISA and the Code,
(ii) to the knowledge of the Company, each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code, either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and the Company is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter, (iii) no Company Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company or the Company ERISA Affiliates or (z) benefits which are fully insured or the full cost of which is borne by the current or former employee (or his beneficiary),
(iv) no Company Benefit Plan is subject to Title IV of ERISA, and no liability under Title IV of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full, and neither the Company nor a Company ERISA Affiliate has any contingent liability under Title IV of ERISA,
(v) no Company Benefit Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vi) all contributions or other amounts payable by the Company or any Company ERISA Affiliates as of the Effective Time with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, (vii) neither the Company nor any Company ERISA Affiliate has engaged in a transaction or has taken or failed to take any action in connection with which the Company or any Company ERISA Affiliate reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to
Section 4975, 4976 or 4980B of the Code, (viii) there are no pending, or, to the best knowledge of the Company, threatened or anticipated claims or proceedings (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto, and (ix) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (y) entitle any current or former employee, officer, director or consultant of the Company or any Company ERISA Affiliate to severance pay, termination pay or any other payment or benefit, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due any such employee, officer, director or consultant.

               4.18 Taxes.  (a) Except as set forth in Section 4.18(a) of the
                    -----
Company Disclosure Schedule, each of the Company and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes (as hereinafter defined) due to be paid or accrued at or prior to the Effective Time. No deficiencies for any Taxes have been proposed, asserted, assessed or, to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries. Except as set forth in Section 4.18(a) of the Company Disclosure Schedule, (i) there are no liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (iii) with respect to each taxable period of the Company and its Subsidiaries, (A) the federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities, (B) the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, or (C) the time for assessing and collecting income Tax with respect to such taxable period has not closed, but no audit or review of such taxable period has yet been initiated or threatened, (iv) neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which the Company was the parent of the group filing such Tax Return, (v) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(1) under the Code), (vi) neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed any such adjustment or change of accounting method), (vii) neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code, (viii) neither the Company nor its Subsidiaries has any liability for Taxes of any Person (other than a liability of the Company for Taxes of any of its Subsidiaries or a liability of any of the Company's Subsidiaries for Taxes of the Company) under Regulation 1.1502-6 or 1.1502-78(b)(2) under the Code (or similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (ix) neither the Company nor any of its Subsidiaries has made any payment or may be obligated to make any payment (by contract or otherwise) which will not be deductible by reason of Section 280G or Section 162(m) of the Code.

                    (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

               4.19 Sprint Agreement Compliance.  (a) Neither the Company nor
                    ---------------------------
any of its Subsidiaries has violated or failed to meet any deadline or requirement in the Company Sprint Agreements, except as has been remedied, waived or modified and previously disclosed to Public in writing. Section 4.19(a) of the Company Disclosure Schedule sets forth the extent of the Company's progress in the completion of its build-out and network launch as of the date of this Agreement.

                    (b) Section 4.19(b) of the Company Disclosure Schedule sets forth a list of all agreements between the Company, its Subsidiaries or any of its Affiliates, on the one hand, and Sprint PCS and any of its Affiliates, on the other hand (collectively, the "Company Sprint Agreements"). The Company has made available to Public a true and complete copy of each of the written instruments, plans, contracts and agreements, including the Company Sprint Agreements, and an accurate description of each of the oral arrangements, oral contracts and oral agreements, which are listed on Section 4.12(a) and Section 4.19(b) of the Company Disclosure Schedule, together with all amendments, waivers or other changes thereto. There are no unwritten amendments to, or waivers under, any Sprint Agreement.

                    (c) The Company Sprint Agreements are valid, binding and enforceable against the Company or its Subsidiaries, in accordance with their respective terms, and shall be in full force and effect without penalty in accordance with their terms upon consummation of the Merger and the other transactions contemplated by this Agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. The Company and its Subsidiaries have performed in all material respects all obligations required to be performed by them under, and they are not in default under or in breach of, nor in receipt of any claim of default or breach under, any of the Company Sprint Agreements. To the knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary, or would permit termination or modification by Sprint PCS or any of its Affiliates, under any of the Company Sprint Agreements. Neither the Company nor any Subsidiary has knowledge of any cancellation or anticipated cancellation by Sprint PCS or any of its Affiliates of any of the Company Sprint Agreements. The Company has provided Public with copies of all written notices (excluding e-mail messages) received by it from Sprint PCS during the last six months (i) delivered pursuant to the official notice provisions of the Company Sprint Agreements or (ii) alleging a material breach of the Company Sprint Agreements.

               4.20 Intellectual Property.  (a) "Intellectual Property' means
                    ---------------------
all intellectual property or other proprietary rights of every kind, including all domestic or foreign patents, patent rights, domestic or foreign patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, copyright registrations, customer lists, confidential marketing and customer information, licenses, confidential technical information, software, inventions (whether or not patentable), and all documentation thereof.

                    (b) The Company owns or has the right to use, whether through licensing or otherwise, and to authorize others to use, all Intellectual Property significant to the businesses of the Company and its Subsidiaries in substantially the same manner as such businesses are conducted on the date hereof ("Company Material Intellectual Property"). Except as set forth in
Section 4.20 of the Company Disclosure Schedule: (1) no written claim of invalidity or conflicting ownership rights with respect to any Company Material Intellectual Property has been made by a third party and no such Intellectual Property is the subject of any pending or, to the Company's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding;
(2) no Person or entity has given notice to the Company or any of its Subsidiaries that the use of any Company Material Intellectual Property by the Company, any Company Subsidiary or any licensee is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that the Company, any of its Subsidiaries or any licensee has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (3) to the Company's knowledge after due inquiry for such purpose, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture or product related to any Company Material Intellectual Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; (4) to the Company's knowledge, there exists no prior act or current conduct or use by the Company, any of its Subsidiaries or any third party that would void or invalidate any Company Material Intellectual Property;
(5) to the Company's knowledge, no other Person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Intellectual Property of the Company or any of its Subsidiaries; and (6) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with any instrument or agreement concerning any Company Material Intellectual Property, will not cause the forfeiture or termination of or give rise to a right of forfeiture or termination of any of the Company Material Intellectual Property, or trigger additional fees or transfer costs payable by the Company or any of its Subsidiaries with respect to, or impair the right of the Surviving Corporation to make, use, sell, license or dispose of, or to bring any action for the infringement of, any Company Material Intellectual Property. In addition, the matters disclosed on Section 4.20 of the Company Disclosure Schedule would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

               4.21 Labor Matters.  (a) Neither the Company nor any of its
                    -------------
Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by them. No union representation question exists and, to the knowledge of the Company and its Subsidiaries, there has been no union organization effort respecting the employees of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees. No retired employees of the Company are entitled to (i) receive current or future compensation from the Company or its Subsidiaries other than pursuant to the terms of any Company Benefit Plan or (ii) participate in any Company Benefit Plan (except as required by section 4980B of the Code or similar provisions of applicable state law).

                    (b) (i) Each of the Company and its Subsidiaries is in compliance with all federal, state and other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, wages and hours, immigration, the payment of social security and similar taxes, occupational safety and health and plant closing, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its Subsidiaries; (iv) no grievance that might have an adverse effect upon the Company or any of its Subsidiaries or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (v) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries.

                    (c) Except for employees who are parties to employment agreements with the Company or any of its Subsidiaries, which agreements are set forth in Section 4.21 (c) of the Company Disclosure Schedule, and except as otherwise disclosed in Section 4.21(c) of the Company Disclosure Schedule, all employees of the Company and its Subsidiaries are terminable at will, with or without cause, and without cost to the Company and its Subsidiaries for severance obligations, or any other liability, except for payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by the Company or its Subsidiaries prior to the hiring of a person not previously employed by the Company or such Subsidiary.

               4.22 Reorganization.  As of the date of this Agreement, the
                    --------------
Company has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code. As of the date of this Agreement, the Company knows of no reason why it will be unable to deliver to Mayer, Brown & Platt and to Winston & Strawn representation letters with respect to the Company in form and substance sufficient to enable such counsel to render the opinions required by Sections 8.2(e) and 8.3(d).

               4.23 Broker's Fees.  Except as set forth on Section 4.23 of the
                    -------------
Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or any of the transactions contemplated by this Agreement. The terms of any such broker's fees, commissions or finder's fees are as set forth in Section 4.23 of the Company Disclosure Schedule.

               4.24 Related Party Transactions.  Except as set forth on Section
                    --------------------------
4.24 of the Company Disclosure Schedule, to the knowledge of the Company, no stockholder nor any officer or director of the Company or any of its Subsidiaries owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any Person that is, a competitor, lessor, lessee, customer or supplier of the Company or which conducts a business similar to any business conducted by the Company. No stockholder, officer or director of the Company or any of its Subsidiaries (a) owns or holds, directly or indirectly, in whole or in part, any Intellectual Property used by the Company or any of its Subsidiaries, (b) to the knowledge of the Company has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any employee benefit plan existing on the date hereof, (c) to the knowledge of the Company, has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any stockholder, officer or director of the Company or any of its Subsidiaries is a partner or shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity),
(d) owes any money to the Company or any of its Subsidiaries or (e) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

               4.25 Company Information.  None of the information supplied or
                    -------------------
to be supplied by the Company or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Public in connection with the issuance of shares of Public Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Public Special Meeting (as hereinafter defined), in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.26  Required Vote of the Company.  Except as set forth in Section
                ----------------------------
4.26 of the Company Disclosure Schedule, and except for the affirmative vote of the holders of at least a majority of the issued and outstanding shares of capital stock of the Company to adopt and approve this Agreement and the Merger, no vote of the stockholders of the Company, or any class thereof, or of the holders of any securities of the Company (equity or otherwise), is required by law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company or otherwise in order for the Company to consummate the Merger and the other transactions contemplated by this Agreement. The total number of shares of capital stock subject to Company Support Agreements constitutes in excess of 50% of the voting power of the issued and outstanding capital stock of the Company on a fully diluted basis.

          4.27  Takeover Statutes.  No "fair price," "moratorium," "control
                -----------------
share acquisition" or other similar anti-takeover statute or regulation enacted under state and federal laws in the United States (each a "Takeover Statute") (with the exception of Section 203 of the DGCL) is applicable to the transactions contemplated by this Agreement (including the Merger). The action previously taken by the Board of Directors of the Company in approving this Agreement and the transactions contemplated hereby is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby the restrictions on business combinations with interested stockholders set forth in
Section 203 of the DGCL.

          4.28  Amount of Indebtedness.  The aggregate principal amount of
                ----------------------
indebtedness for borrowed money (not including capital leases and amounts under the Company Indenture) of the Company and its Subsidiaries outstanding as of the date hereof is approximately $50,000,000. Except as set forth in Section 4.28 of the Company Disclosure Schedule, the Company and its Subsidiaries are not subject to any prepayment penalties with respect to any such indebtedness.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                                   OF PUBLIC

          Except as set forth in the Public Disclosure Schedule (each reference contained herein to such Public Disclosure Schedule qualifies the referenced representation and warranty to the extent specified in the Public Disclosure Schedule), Public, on behalf of itself and Merger Sub, hereby represents and warrants to the Company as follows:

          5.1   Corporate Organization.  (a) Public is a corporation duly
                ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) Public has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect on Public. Upon Merger Sub's execution of this Agreement, Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (c) Each of Public's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Public's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Public. The articles of incorporation, by-laws and similar governing documents of each Subsidiary of Public, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

               (d) Each of Public and its Subsidiaries is qualified, authorized, registered and licensed to do business as a foreign corporation in the jurisdictions identified in Section 5.1(d) of the Public Disclosure Schedule. Each of Public and its Subsidiaries are in good standing as a foreign corporation in each of the jurisdictions identified in Section 5.1(d) of the Public Disclosure Schedule.

               (e) The certificate of incorporation and by-laws of Public and each of its Subsidiaries, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. Neither Public nor any of its Subsidiaries is in violation of any provision of its respective certificate of incorporation or by-laws.

          5.2  Capitalization.  (a) The authorized capital stock of Public
               --------------
consists of 150,000,000 shares of Public Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share ("Public Preferred Stock"). As of the date of this Agreement, (i) 13,359,734 shares of Public Common Stock are issued and outstanding and no shares of Public Common Stock are held in Public's treasury, (ii) no shares of Public Preferred Stock were issued and outstanding and (iii) 2,000,000 shares of Public Common Stock are authorized for issuance under Public's 1999 Stock Option Plan, 200,000 shares of Public Common Stock are authorized for issuance under Public's 2001 Stock Option Plan and 150,000 shares of Public Common Stock are authorized for issuance under the Public Employee Stock Purchase Plan. All of the issued and outstanding shares of Common Stock are, and all shares authorized for issuance under Public's 1999 Stock Option Plan, 2001 Stock Option Plan and Public Employee Stock Purchase Plan will be, upon issuance in accordance with the terms specified in such plans and agreements, duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 5.2(a) of the Public Disclosure Schedule, free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 5.2(a) of the Public Disclosure Schedule, Public does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Public Common Stock, Public Preferred Stock or any other equity security of Public or any securities representing the right to purchase or otherwise receive any shares of Public Common Stock, Public Preferred Stock or any other equity security of Public. The shares of Public Common Stock to be issued pursuant to the Merger (including the shares of Public Common Stock issuable upon exercise of the Converted Company Options) will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

               (b) Section 5.2(b) of the Public Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of Public. Except as set forth in Section 5.2(b) of the Public Disclosure Schedule, Public owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Public has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Except as described in Section 5.2 of the Public Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest, or has made any investment in, any partnership, joint venture, corporation, trust or other entity.

               (c) Upon Merger Sub's execution of this Agreement, the authorized capital stock of Merger Sub will consist of 1,000 shares of Merger Sub Common Stock and 100 shares of Merger Sub Common Stock will be issued and outstanding.

          5.3  Authority; No Violation.  (a) Public has full corporate power and
               -----------------------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Public and, subject only to (ii) the approval of the issuance of Public Common Stock in connection with the Merger as required by the applicable rules of Nasdaq (the "Required Public Vote"), no other corporate proceedings on the part of Public or its respective stockholders are necessary to approve this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Public and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Public, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

               (b) Upon Merger Sub's execution of this Agreement, Merger Sub will have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Upon Merger Sub's execution of this Agreement, the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement will have been duly and validly approved by the Board of Directors of Merger Sub and the sole stockholder of Merger Sub, and no other corporate proceedings on the part of Merger Sub or its stockholders will be necessary to approve this Agreement and to consummate the Merger and the other transactions contemplated hereby. Upon Merger Sub's execution of this Agreement, this Agreement will have been duly and validly executed and delivered by Merger Sub and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

               (c) Except as set forth in Section 5.3(c) of the Public Disclosure Schedule, neither the execution and delivery of this Agreement by Public (or Merger Sub upon its execution of this Agreement) nor the consummation by Public (or Merger Sub upon its execution of this Agreement) of the Merger or of any of the other transactions contemplated by this Agreement, nor compliance by Public (or Merger Sub upon its execution of this Agreement) with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Public or the articles of incorporation, by-laws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Public or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Public or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan, guarantee of indebtedness, note, bond, mortgage, indenture, deed of trust, license, permit, concession, franchise, lease, agreement or other instrument or obligation to which Public or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

          5.4  Consents and Approvals.  Except for (a) the filing of a
               ----------------------
notification under the HSR Act (as defined in Section 8.1(b)), (b) the receipt of the Required Public Vote, (c) the filing of the Certificate of Merger with the Secretary pursuant to the DGCL, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Public Common Stock pursuant to this Agreement, and (e) such filings, authorizations or approvals as may be set forth in Section 5.4 of the Public Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Public and Merger Sub of this Agreement or the consummation by Public and Merger Sub of the Merger and the other transactions contemplated thereby.

          5.5  Financial Statements.  (a) Public has previously made
               --------------------
available to the Company copies of (i) the consolidated balance sheets of Public and its Subsidiaries as of September 30, 1999 and 2000 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for such periods, as reported in the Annual Report on Form 10-K of Public for the fiscal years ended September 30, 2000, 1999 and 1998 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Public (the "Public Audited Financial Statements"), and (ii) the unaudited consolidated balance sheets of Public and its Subsidiaries as of June 30, 2000 and 2001 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the nine-month periods ended as reported in Public's Quarterly Report on Form 10-Q for the period ended June 30, 2001 filed with the SEC under the Exchange Act (the "Public Unaudited Financial Statements" and, together with the Public Audited Financial Statements, the "Public Financial Statements"). The Public Financial Statements (including the related notes, where applicable) fairly present, and the financial statements to be delivered by Public to the Company after the date of this Agreement pursuant to Section
7.12 hereof and to be filed by Public with the SEC after the date of this Agreement will fairly present, the consolidated financial positions of Public and its Subsidiaries as of the respective dates thereof and the results of the consolidated operations and consolidated financial position of the parties to which they relate for the respective fiscal periods or as of the respective dates therein set forth (subject, in the case of the unaudited statements, to recurring audit adjustments normal in amount and nature and to any other adjustments described therein) in conformity with GAAP (except in the case of the unaudited statements for the lack of complete notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto. Since December 31, 2000, Public has not made any change in the accounting practices or policies applied in the preparation of its financial statements.

               (b) Each of the Public Financial Statements (including the related notes) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto at the date of their filing. Each of such statements (including, in each case, any notes thereto) has been prepared in accordance with GAAP consistently applied during the periods involved, (i) except as indicated in the notes thereto, (ii) with respect to unaudited financial statements, as permitted by Form 10-Q and (iii) with respect to monthly financial statements, for the absence of notes thereto. The books and records of Public and its Subsidiaries have been, and are being, maintained in accordance with GAAP and reflect only actual transactions.

               (c) For purposes of this Agreement, "Public Balance Sheet" shall mean the most recent audited balance sheet of Public included in the Public Financial Statements.

          5.6  No Undisclosed Liabilities.  Except (a) as disclosed in the
               --------------------------
Public Financial Statements, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date of the Public Balance Sheet and (c) liabilities that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Public, neither Public nor any of its Subsidiaries has any liability or obligation of any nature, whether or not accrued, contingent or otherwise.

          5.7  Absence of Certain Changes or Events.  Except as may be set
               ------------------------------------
forth in Section 5.7 of the Public Disclosure Schedule or as disclosed in any Public Report (as defined in Section 5.8) filed with the SEC prior to the date of this Agreement or in the Public Financial Statements, since December 31, 2000, (i) neither Public nor any of its Subsidiaries has incurred any liability, except in the ordinary course of their business and consistent with their past practices and (ii) there has been no change or development or combination of changes or developments which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Public.

          5.8  SEC Reports.  Public has previously made available to the
               -----------
Company a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed by Public with the SEC pursuant to the Securities Act or the Exchange Act (the "Public Reports"), (b) material written communication between Public and the SEC, and
(c) communication mailed by Public to its stockholders and no such registration statement, prospectus, report, schedule, proxy statement or communication as of its date of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Public has timely filed all Public Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Public Reports complied with the published rules and regulations of the SEC with respect thereto, including rules and regulations relating to the filing of exhibits thereto.

          5.9  Property.  (a) Each of Public and its Subsidiaries has good and
               --------
marketable title, free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the Public Balance Sheet or acquired after the date of the Public Balance Sheet, except (i) liens under the Public Credit Facility, (ii) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (iii) pledges to secure deposits and other liens incurred in the ordinary course of business,
(iv) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the property as such property is used on the date of this Agreement, (v) for dispositions of and encumbrances on such properties or assets in the ordinary course of business or (vi) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business (the items in clauses
(i), (ii), (iii), (iv) and (vi) are collectively referred to as the "Public Permitted Liens").

               (b) Section 5.9(b) of the Public Disclosure Schedule sets forth an accurate and complete list and description of all real property owned by Public or any of its Subsidiaries and all buildings and improvements thereon.

          5.10 Leases.  (a) Section 5.10(a) of the Public Disclosure Schedule
               ------
contains an accurate and complete list of each lease pursuant to which Public or any of its Subsidiaries leases any real property (excluding leases or licenses of tower space to which either Public or any of its Subsidiaries is a party ("Public Tower Leases") and leases of land containing towers))(each a "Public Lease"). A true and complete copy of each Public Lease has heretofore been made available to the Company.

               (b) To the knowledge of Public, each Public Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Public Lease of real property (a "Public Leased Premise") is free and clear of all encumbrances other than Public Permitted Liens. There are no existing defaults by Public or any of its Subsidiaries under any of the Public Leases, and to the knowledge of Public no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Public Lease. Public has received no notice, and has no other reason to believe, that any lessor under any Public Lease will not consent (where such consent is necessary) to the consummation of the Merger without requiring any material modification of the rights or obligations of the lessee thereunder.

          5.11  Environmental Matters.  Except as set forth in Section 5.11 of
                ---------------------
the Public Disclosure Schedule:

                (a) Public and each of its Subsidiaries (1) are in compliance in all material respects with all, and, to the knowledge of Public, are not subject to any liability with respect to any, applicable Environmental Laws, (2) hold or have applied for all Environmental Permits necessary to conduct their current operations and (3) are in compliance with their respective Environmental Permits and such Environmental Permits are in full force and effect.

                (b) Neither Public nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Public or any of its Subsidiaries is in violation of any Environmental Law or liable for remediation, cost recovery or contribution under CERCLA.

                (c) Neither Public nor any of its Subsidiaries (1) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Public, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (2) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

                (d) None of the real property owned or leased by Public or any Public Subsidiary is listed or, to the knowledge of the Public, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

                (e) To the knowledge of Public, there are no underground storage tanks or above-ground storage tanks located on any Public Real Property which are now, or in the past were, used to store Hazardous Materials. "Public Real Property" shall mean all real property that is owned or used by Public or any of its Subsidiaries or that is reflected as an asset of Public or any of its Subsidiaries on the Public Balance Sheet.

          5.12  Certain Contracts.  (a) Except for Contracts described in
                -----------------
clauses (i), (iii), (iv), (v), (vii), (viii), (xiii), (xiv), (xvi), (xvii),
(xx), (xxi) and (xxii) that provide for aggregate payments to any Person in any calendar year of less than $100,000, Section 5.12(a) of the Public Disclosure Schedule contains a complete and accurate list of each of the following
Contracts:

               (i) Contracts of Public or any of its Subsidiaries relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

               (ii) Contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the equity of Public or any of its Subsidiaries;

               (iii) any letters of credit or similar arrangements relating to Public or any of its Subsidiaries;

               (iv) any employment agreements with any employee of Public or any of its Subsidiaries or other Person on a consulting basis;

               (v) any management, consulting or advisory agreements, or severance plans or arrangements for any present or former employee of Public or any of its Subsidiaries;

               (vi) any non-disclosure agreements and non-compete agreements binding present and former employees of Public or any of its Subsidiaries;

               (vii) any agreement under which Public or any of its Subsidiaries is lessee of or holds or operates any property, real or personal;

               (viii) any agreement under which Public or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal;

               (ix) any agreement relating to the acquisition or divestiture of the capital stock or other equity securities, assets or business of any Person involving Public or any of its Subsidiaries or pursuant to which Public or any of its Subsidiaries has any liability, contingent or otherwise;

               (x) any powers of attorney granted by or on behalf of Public or any of its Subsidiaries;

               (xi) any agreement, other than agreements entered into in the ordinary course of Public's or any of its Subsidiaries' business consistent with past practice, which prevents Public or any of its Subsidiaries from disclosing confidential information;

               (xii) any agreement which in any way purports to prohibit Public or any of its Subsidiaries from freely engaging in business anywhere in the world or competing with any other Person;

               (xiii) any sales distribution agreements, franchise agreements and advertising agreements relating to Public or any of its Subsidiaries;

               (xiv) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by Public or any of its Subsidiaries;

               (xv) any agreement pursuant to which Public or any of its Subsidiaries has agreed to defend, indemnify or hold harmless any other Person, other than Public Tower Leases;

               (xvi) any agreement pursuant to which Public or any of its Subsidiaries has agreed to settle any liability for Taxes;

               (xvii) any agreement pursuant to which Public has agreed to shift or allocate the liability of Public, any of its Subsidiaries or any other Person for Taxes;

               (xviii) any agreement pursuant to which Public may be required to file a registration statement under the Securities Act with respect to any securities issued by Public;

               (xix)   any joint venture agreement or partnership agreement

               (xx)    any requirement or output contracts;

               (xxi)   any vendor agreements

               (xxii) any construction contracts or construction management contracts;

               (xxiii) any agreement between Public or any of its Subsidiaries and any of their respective stockholders; and

               (xxiv) any other agreement to which Public or any of its Subsidiaries is a party or by which Public or any of its Subsidiaries is bound and which is material to Public and its Subsidiaries taken as a whole.

               (b) Except as set forth in Section 5.12(b) of the Public Disclosure Schedule, with respect to each Public Contract (as defined below):
(i) the Public Contract is in full force and effect and is valid and enforceable in accordance with its terms; (ii) neither Public nor any of its Subsidiaries is in breach or default thereof, nor has Public or any of its Subsidiaries received notice that it is in breach of or default thereof; (iii) to the knowledge of Public, no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default thereof by Public or any of its Subsidiaries or by any other party thereto; (iv) to the knowledge of Public, no event has occurred that would permit termination, modification, or acceleration thereof by any other party thereto; and (v) neither Public nor any of its Subsidiaries nor to the knowledge of Public, any other party thereto has repudiated or acted in a manner inconsistent with any provision thereof. Neither Public nor any of its Subsidiaries is a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed on Section 5.12(b) of the Public Disclosure Schedule under the terms of this Section 5.12.

               (c) Except as disclosed in the Public Reports filed with the SEC prior to the date of this Agreement or as disclosed in Section 5.12(c) of the Company Disclosure Schedule, no "Event of Default" (as defined in the Public Indenture and the Public Credit Facility, respectively) has occurred and is continuing under either of the Public Indenture or the Public Credit Facility and neither Public nor any of its Subsidiaries has previously received a waiver of any Event of Default (as defined in the Public Indenture and the Public Credit Facility, respectively) under the Public Indenture or the Public Credit Facility.

                (d) Each contract, arrangement, commitment or understanding of any type or form required to be described in Section 5.12(a), whether or not set forth in Section 5.12(a) of the Public Disclosure Schedule, is referred to herein as a "Public Contract."

          5.13  Distributors and Suppliers.  Except as set forth on Section
                --------------------------
5.13 of the Public Disclosure Schedule, since September 30, 2000, there has not been any material adverse change in the business relationship of Public or any of its Subsidiaries with any distributor who accounted for more than 2% of the Company's sales (on a consolidated basis) during the period from December 31, 2000 to the date of this Agreement, or with any supplier from whom Public or any of its Subsidiaries purchased more than 5% of the goods or services (on a consolidated basis) which it purchased during the period from September 30, 2000 to the date of this Agreement. Except as set forth in Section 5.13 of the Public Disclosure Schedule, neither Public nor any of its Subsidiaries has knowledge of any termination or intended termination by any such 2% distributor or 5% supplier of its business relationship with Public or any modification or intended modification of its business relationship with Public in a manner which is adverse in any material respect to Public, and neither Public nor any of its Subsidiaries has knowledge of any facts which would could reasonably be expected to form an adequate basis for such termination or modification.

          5.14  Insurance.  Except as set forth in Section 5.14 of the Public
                ---------
Disclosure Schedule, each of Public and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Public and its Subsidiaries. Except as set forth in Section 5.14 of the Public Disclosure Schedule, neither Public nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Public or its Subsidiaries. The insurance policies of Public and of its Subsidiaries are valid and enforceable policies in all material respects.

          5.15  Legal Proceedings.  (a) Except as set forth in Section 5.15 of
                -----------------
the Public Disclosure Schedule, neither Public nor any of its Subsidiaries is a party to any, and there are no pending or, to Public's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Public or any of its Subsidiaries or, to the knowledge of Public, any of Public's or its Subsidiaries' current or former directors or officers or any other person whom Public or any of its Subsidiaries has agreed to indemnify, as such, challenging the validity or propriety of the transactions contemplated by this Agreement and, to the knowledge of Public, no event has occurred, and no state of facts exists, that could reasonably be expected to result in any such action, suit or proceeding.

                (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Public, any of its Subsidiaries or the assets of Public or any of its Subsidiaries or, to the knowledge of Public, any of Public's or its Subsidiaries' current or former directors or officers or any other person whom Public or any of its Subsidiaries has agreed to indemnify, as such.

          5.16  Compliance with Applicable Law.  (a) Except for the Sprint
                ------------------------------
Licenses, Public and its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations (each, a "Public Permit") necessary for the lawful conduct of their respective businesses and the lawful ownership, use and operation of its assets under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Public or any of its Subsidiaries, and neither Public nor any of its Subsidiaries knows of, or has received notice of violation of, any violations of any of the above.

                (b) Public has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC or any other Governmental Entity or of any other proceedings of or before the FCC or any other Governmental Entity relating to Public or any of its Subsidiaries or to any authorizations under which Public conducts its business. No proceedings are pending or, to the knowledge of Public, threatened to revoke or limit any of the Public Permits or the Sprint Licenses.

                (c) To the knowledge of Public, no event has occurred which (i) results in, or after notice or lapse of time or both could reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture or substantial fine with respect to, any of the Public Permits or the Sprint Licenses, or (ii) affects or could reasonably be expected in the future to affect any of the rights of Public or its Subsidiaries under any material Public Permits or any of the rights of Sprint PCS or its Affiliates under the Sprint Licenses. No facts are known to Public or the Public Subsidiaries which if known by a Governmental Entity of competent jurisdiction would present a substantial risk that any Public Permit could be revoked, suspended, adversely modified, not renewed, impaired, restricted, terminated, forfeited or a substantial fine imposed against Public or any of the Public Subsidiaries, and neither the execution by Public or Merger Sub of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this Agreement is reasonably likely to result in the occurrence of any of the consequences set forth in this Section 5.16(c).

          5.17  Benefit Plans.  (a) Section 5.17(a) of the Public Disclosure
                -------------
Schedule sets forth a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA); each deferred compensation plan, incentive compensation plan, equity compensation plan, employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Public or by any trade or business, whether or not incorporated, that together with Public would be deemed a "single employer" within the meaning of Section 414 of the Code (a "Public ERISA Affiliate"), for the benefit of any current or former employee of Public or any Public ERISA Affiliate (the "Public Benefit Plans").

               (b) Public has heretofore made available to the Company true and complete copies of each of the Public Benefit Plans and all related documents, including but not limited to (i) the most recent actuarial report for such Public Benefit Plan (if applicable), and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Public Benefit Plan.

               (c) Except as set forth in Section 5.17(c) of the Public Disclosure Schedule, (i) each of the Public Benefit Plans has been operated and administered in material compliance with its terms and applicable law, including but not limited to the Exchange Act, the Securities Act, ERISA and the Code,
(ii) to the knowledge of Public, each of the Public Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and Public is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter, (iii) no Public Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Public or any Public ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Public or the Public ERISA Affiliates or (z) benefits which are fully insured or the full cost of which is borne by the current or former employee (or his beneficiary), (iv) no Public Benefit Plan is subject to Title IV of ERISA and no liability under Title IV of ERISA has been incurred by Public or any Public ERISA Affiliate that has not been satisfied in full, and neither Public nor a Public ERISA Affiliate has any contingent liability under Title IV of ERISA, (v) no Public Benefit Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA,
(vi) all contributions or other amounts payable by Public or any Public ERISA Affiliates as of the Effective Time with respect to each Public Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, (vii) neither Public nor any Public ERISA Affiliate has engaged in a transaction or has taken or failed to take any action in connection with which Public or any Public ERISA Affiliate reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975, 4976 or 4980B of the Code, (viii) there are no pending, or, to the best knowledge of Public, threatened or anticipated claims or proceedings (other than routine claims for benefits) by, on behalf of or against any of the Public Benefit Plans or any trusts related thereto, and (ix) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (y) entitle any current or former employee, officer, director or consultant of Public or any Public ERISA Affiliate to severance pay, termination pay or any other payment or benefit, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due any such employee, officer, director or consultant.

          5.18  Taxes.  Except as set forth in Section 5.18 of the Public
                -----
Disclosure Schedule, each of Public and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of Public (in accordance with GAAP) for all Taxes due to be paid or accrued at or prior to the Effective Time. No deficiencies for any Taxes have been proposed, asserted, assessed or, to the knowledge of Public, threatened against or with respect to Public or any of its Subsidiaries. Except as set forth in Section 5.18 of the Public Disclosure Schedule, (i) there are no liens for Taxes upon the assets of either Public or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither Public nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (iii) with respect to each taxable period of Public and its Subsidiaries, (A) the federal and state income Tax Returns of Public and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities, (B) the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, or (C) the time for assessing and collecting income Tax with respect to such taxable period has not closed, but no audit or review of such taxable period has yet been initiated or threatened, (iv) neither Public nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which Public was the parent of the group filing such Tax Return, (v) neither Public nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(1) under the Code), (vi) neither Public nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed any such adjustment or change of accounting method), (vii) neither Public nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code, (viii) neither Public nor its Subsidiaries has any liability for Taxes of any Person (other than a liability of Public for Taxes of any of its Subsidiaries or a liability of any of the Public's Subsidiaries for Taxes of Public) under Regulation 1.1502-6 or 1.1502-78(b)(2) under the Code (or similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (ix) neither Public nor any of its Subsidiaries has made any payment or may be obligated to make any payment (by contract or otherwise) which will not be deductible by reason of Section 280G or Section 162(m) of the Code.

          5.19  Sprint Agreement Compliance.  (a) Neither Public nor any of its
                ---------------------------
Subsidiaries has violated or failed to meet any deadline or requirement in the Public Sprint Agreements, except as has been remedied, waived or modified prior to the date hereof and previously disclosed to the Company in writing. Section 5.19(a) of the Public Disclosure Schedule sets forth the extent of Public's progress in the completion of its build-out and network launch as of the date of this Agreement.

                (b) Section 5.19(b) of the Public Disclosure Schedule sets forth a list of all agreements between Public, its Subsidiaries or any of its Affiliates, on the one hand, and Sprint PCS and any of its Affiliates, on the other hand (collectively, the "Public Sprint

Agreements"). Public has made available to the Company a true and complete copy of each of the written instruments, plans, contracts and agreements, including the Public Sprint Agreements, and an accurate description of each of the oral arrangements, oral contracts and oral agreements, which are listed on Section 5.12(a) and Section 5.19(b) of the Public Disclosure Schedule, together with all amendments, waivers or other changes thereto. There are no unwritten amendments to, or waivers under, any Sprint Agreement.

                (c) The Public Sprint Agreements are valid, binding and enforceable against Public or its Subsidiaries, in accordance with their respective terms, and shall be in full force and effect without penalty in accordance with their terms upon consummation of the Merger and the other transactions contemplated by this Agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. Public and its Subsidiaries have performed all obligations required to be performed by them under, and they are not in default under or in breach of, nor in receipt of any claim of default or breach under, any of the Public Sprint Agreements. To the knowledge of Public, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Public or any Subsidiary, or would permit termination or modification by Sprint PCS or any of its Affiliates, under any of the Public Sprint Agreements. Neither Public nor any Subsidiary has knowledge of any cancellation or anticipated cancellation by Sprint PCS or any of its Affiliates of any of the Public Sprint Agreements. Public has provided the Company with copies of all written notices (excluding e-mail messages) received by it from Sprint PCS during the last six months (i) delivered pursuant to the official notice provisions of Public Sprint Agreements or (ii) alleging a material breach of Public Sprint Agreements.

          5.20  Intellectual Property. Public owns or has the right to use,
                ---------------------
whether through licensing or otherwise, and to authorize others to use, all Intellectual Property significant to the businesses of Public and its Subsidiaries in substantially the same manner as such businesses are conducted on the date hereof ("Public Material Intellectual Property"). Except as set forth in Section 5.20 of the Public Disclosure Schedule: (1) no written claim of invalidity or conflicting ownership rights with respect to any Public Material Intellectual Property has been made by a third party and no such Intellectual Property is the subject of any pending or, to Public's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (2) no Person or entity has given notice to Public or any of its Subsidiaries that the use of any Public Material Intellectual Property by Public, any Public Subsidiary or any licensee is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that Public, any of its Subsidiaries or any licensee has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (3) to Public's knowledge after due inquiry for such purpose, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture or product related to any Public Material Intellectual Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party;
(4) to Public's knowledge, there exists no prior act or current conduct or use by Public, any of its Subsidiaries or any third party that would void or invalidate any Public Material Intellectual Property; (5) to Public's knowledge, no other Person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Intellectual Property of Public or any of its Subsidiaries; and (6) the execution, delivery and performance of this Agreement by Public and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with any instrument or agreement concerning any Public Material Intellectual Property, will not cause the forfeiture or termination of or give rise to a right of forfeiture or termination of any of the Public Material Intellectual Property, or trigger additional fees or transfer costs payable by the Company or any of its Subsidiaries with respect to, or impair the right of Public to make, use, sell, license or dispose of, or to bring any action for the infringement of, any Public Material Intellectual Property. In addition, the matters disclosed on Section 5.20 of the Public Disclosure Schedule would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Public.

               5.21 Labor Matters.  (a) Neither Public nor any of its
                    -------------
Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by them. No union representation question exists and, to the knowledge of Public and its Subsidiaries, there has been no union organization effort respecting the employees of Public and its Subsidiaries. Neither Public nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees. No retired employees of Public are entitled to (i) receive current or future compensation from Public or its Subsidiaries other than pursuant to the terms of any Public Benefit Plan or pursuant to a termination agreement previously entered into with Public or (ii) participate in any Public Benefit Plan (except as required by section 4980B of the Code or similar provisions of applicable state law).

                    (b) (i) Each of Public and its Subsidiaries is in compliance with all federal, state and other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment, wages and hours, immigration, the payment of social security and similar taxes, occupational safety and health and plant closing, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against Public or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Public or any of its Subsidiaries; (iv) no grievance that might have an adverse effect upon Public or any of its Subsidiaries or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; and (v) no collective bargaining agreement is currently being negotiated by Public or any of its Subsidiaries.

                    (c) Except for employees who are parties to employment agreements with Public or any of its Subsidiaries, which agreements are set forth in Section 5.21(c) of the Company Disclosure Schedule, and except as otherwise disclosed in Section 5.21(c) of Public Disclosure Schedule, all employees of Public and its Subsidiaries are terminable at will, with or without cause, and without cost to Public and its Subsidiaries for severance obligations, or any other liability, except for payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by Public or its Subsidiaries prior to the hiring of a person not previously employed by Public or such Subsidiary.

               5.22 Reorganization.  As of the date of this Agreement, Public
                    --------------
has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code. As of the date of this Agreement, Public knows of no reason why it will be unable to deliver to Mayer, Brown & Platt and to Winston & Strawn representation letters with respect to Public and Merger Sub in form and substance sufficient to enable such counsel to render the opinions required by Sections 8.2(e) and 8.3(d).

               5.23 Broker's Fees.  Except as set forth on Section 5.23 of the
                    -------------
Public Disclosure Schedule, neither Public nor any of its Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or any of the other transactions contemplated by this Agreement. The terms of any such broker's fees, commissions or finder's fees are as set forth in Section 5.23 of the Public Disclosure Schedule.

               5.24 Related Party Transactions.  Except as set forth on Section
                    --------------------------
5.24 of the Public Disclosure Schedule, to the knowledge of Public, no stockholder, officer or director of Public or any of its Subsidiaries owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any Person that is, a competitor, lessor, lessee, customer or supplier of Public or which conducts a business similar to any business conducted by Public. No stockholder, officer or director of Public or any of its Subsidiaries (a) owns or holds, directly or indirectly, in whole or in part, any Intellectual Property used by Public or any of its Subsidiaries,
(b) to the knowledge of Public has any claim, charge, action or cause of action against Public or any of its Subsidiaries, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any employee benefit plan existing on the date hereof, (c) to the knowledge of Public, has made, on behalf of Public or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any stockholder, officer or director of Public or any of its Subsidiaries is a partner or shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), (d) owes any money to Public or any of its Subsidiaries or (e) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Public or any of its Subsidiaries.

               5.25 Public Information.  None of the information relating to
                    ------------------
Public and its Subsidiaries to be contained in or incorporated by reference in
(i) the S-4 Registration Statement (including the Prospectus/Proxy Statement constituting a part thereof) will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Public Special Meeting (as hereinafter defined), in any such case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4 Registration Statement and the Prospectus/Proxy Statement will comply with the provisions of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder.

               5.26 Required Vote of Public.  Except for the Required Public
                    -----------------------
Vote, no vote of the stockholders of Public, or any class thereof, or of the holders of any securities of Public (equity or otherwise), is required by law, the Certificate of Incorporation or Bylaws of Public or otherwise in order for Public to consummate the Merger and the other transactions contemplated by this Agreement.

               5.27 Amount of Indebtedness.  The aggregate principal amount of
                    ----------------------
indebtedness for borrowed money (not including capital leases and amounts under the Public Indenture) of Public and its Subsidiaries outstanding as of the date hereof is approximately $75,300,000. Except as set forth in Section 5.27 of the Public Disclosure Schedule, Public and its Subsidiaries are not subject to any prepayment penalties with respect to any such indebtedness.

                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

               6.1 Covenants of the Company.  During the period from the date
                   ------------------------
of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Public, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with the past practice of the Company and in compliance with applicable law (including all applicable Environmental Laws). The Company will use its reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available to itself the present services of the employees of the Company and its Subsidiaries and (z) preserve for itself the existing business relationships and the goodwill of the customers and distributors of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Public, prior to the Effective Time or the date this Agreement terminates, the Company shall not, and shall not permit any of its Subsidiaries to:

                    (a) other than dividends from one Subsidiary to another Subsidiary or to the Company, declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than the distribution of additional shares of Company Preferred Stock to the holders of Company Preferred Stock prior to the Effective Time pursuant to Sections 2(a) or 2(h) of the applicable Certificate of Designations;

                    (b) (i) split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (ii) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any of its Subsidiaries; or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of this clause (iii), for (A) the issuance of Company Common Stock upon the exercise of options, warrants or other rights to purchase Company

Common Stock outstanding and in existence on the date of this Agreement or issued as permitted by clauses (B) and (C) hereof, in each case in accordance with their terms, (B) the issuance of options to purchase shares of Company Common Stock in the ordinary course of the Company's business, including, without limitation, option grants to future employees of the Company consistent with past practice and (C) the issuance of Company Common Stock upon the conversion of Company Preferred Stock immediately prior to the Effective Time in accordance with Section 5(b) of the applicable Certificate of Designations with respect thereto;

                    (c) amend its Amended and Restated Certificate of Incorporation, Amended and Restated By-laws or other similar governing documents, other than immaterial amendments relating to corporate procedure and which do not adversely affect the ability of the Company to consummate the transactions contemplated hereby or to perform its obligations hereunder;

                    (d) (i) acquire, be acquired or agree to acquire or be acquired, by merging or consolidating with, or by purchasing or selling a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, which would, individually or in the aggregate, exceed $2,500,000 or (ii) approve any transaction that would permit any Person or group to acquire shares of Company Common Stock if such acquisition would cause such Person or group to be deemed to own 15% or more of the shares of Company Common Stock for purposes of Section 203 of the DGCL;

                    (e) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                    (f) change its methods of accounting in effect at December 31, 2000, except as required to comply with changes in GAAP as concurred with by the Company's independent auditors;

                    (g) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, enter into, amend, renew or terminate any employee benefit plan (including, without limitation, any Company Benefit Plan) or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees, (ii) except for normal increases to employees other than directors and officers of the Company that are made in the ordinary course of business consistent with past practice and except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Benefit Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or (iii) make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, whether pursuant to an employee benefit plan or otherwise; provided, however, that the Company shall be permitted to
                   --------  -------
amend the Company's 401(k) Plan to provide for full vesting, as of the time of termination of employment, of the unvested portion of the Company match in the 401(k) account of any Company Employee whose employment with the Company is terminated by the Company other than for cause at the later of: (i) 90 days after the Effective Time or (ii) the date provided in a severance agreement;

                    (h) take or cause to be taken any action that could reasonably be expected to disqualify the Merger as a tax free reorganization under Section 368(a) of the Code;

                    (i) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements, other than (i) dispositions required to be made pursuant to an agreement or contract to which the Company or any of its Subsidiaries is a party or by which it is bound as of the date of this Agreement and which has been disclosed to Public, (ii) dispositions of inventory and excess or obsolete assets, (iii) the sale of towers and the leaseback of availability of towers that result in proceeds of at least $200,000 per tower and (iv) sales or dispositions not included in clauses (i), (ii) or
(iii) above involving consideration not to exceed $5,000,000 in the aggregate;

                    (j) create, incur, assume, or suffer to exist any indebtedness or issuances of debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than (i) the accretion of indebtedness under the Indenture, dated as of July 12, 2000 (the "Company Indenture"), (ii) borrowings under the Senior Credit Facility, dated July 12, 2000, among the Company, its Subsidiaries, Toronto Dominion (Texas), Inc., GE Capital Corporation and the other lenders party thereto (the "Company Credit Facility") or any replacement facilities (iii) borrowings in connection with intercompany loans solely between and among the Company and its Subsidiaries, provided that the indebtedness under the Company Credit Facility shall not
--------
exceed $100,000,000 in the aggregate prior to the Effective Time;

                    (k) (i) enter into, renew, amend or waive in any material manner, or terminate or give notice of a proposed renewal or material amendment, waiver or termination of, any Company Contract, agreement or lease to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than in the ordinary course of business or (ii) enter into, renew, amend, waive or terminate, or give notice of a proposed renewal, amendment, waiver or termination of, any Company Sprint Agreement.

                    (l) take or cause to be taken any action that could reasonably be expected to delay the consummation of the transactions contemplated hereby, including without limitation, the consummation of the Merger and the filing and the effectiveness of the S-4 Registration Statement;

                    (m) other than (i) elections made on the Company's and its Subsidiaries' initial corporation federal and state tax returns, and (ii) the election made by the Company and its Subsidiaries pursuant to Nebraska Regulation, Reg. 1-009.05, make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any new accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                    (n) enter into or amend in any material manner any contract, agreement or arrangement with any officer, director, employee, consultant or stockholder of the Company or any of its Subsidiaries or with any Affiliate or Associate of any of the foregoing;

                    (o) acquire additional territory or related assets from Sprint PCS except if Public has failed to object in writing in its sole discretion within ten business days after receipt of notification from the Company of a proposal from Sprint PCS as to such territory or assets;

                    (p) authorize for issuance, issue, deliver, sell, pledge, dispose of, encumber or grant any lien on, or authorize or propose the issuance, delivery, sale, pledge, disposition of, encumbrance or grant of any lien on, any shares of its capital stock or capital stock of any of its Subsidiaries, or other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities or voting securities or any other ownership interest (or interest the value of which is derived by reference to any of the foregoing), or enter into any agreement with respect to any of the foregoing;

                    (q) pay, satisfy, discharge or settle any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any contract in effect on the date hereof, involving payments by the Company in excess of $2,500,000, individually or in the aggregate;

                    (r) make any loans, advances or capital contributions to, or investments in any other Person in excess of $1,000,000, individually or in the aggregate, other than (i) by the Company or a Subsidiary of the Company to or in the Company or any direct or indirect wholly owned Subsidiary of the Company or
(ii) pursuant to and in accordance with the terms of any contract or other legal obligations of the Company or any of its Subsidiaries existing at the date of this Agreement and set forth in Section 6.1(r) of the Company Disclosure Schedule;

                    (s) enter into any new line of business;

                    (t) enter into, implement, or otherwise become subject to or bound by any new employment agreement, arrangement, commitment or program which provides for severance payments or benefits, individually or in the aggregate, or amend any existing employment agreement, arrangement, commitment or program in a manner that increases any severance payments or benefits by more than $100,000, individually or in the aggregate;

                    (u) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or recommend or endorse any takeover proposal, or participate in any discussions or negotiations, enter into any agreement with respect to any takeover proposal or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Public with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 6.1(u). The Company will notify Public immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform Public in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement;

                    (v) make any capital expenditures other than those which are in an amount of no more than $75,000,000 in the aggregate;

                    (w) voluntarily permit any material insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or

                    (x) agree to do any of the foregoing.

               6.2  Covenants of Public.  During the period from the date of
                    -------------------
this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, Public and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and in compliance with applicable law (including all applicable Environmental Laws). Public will use its reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available to itself the present services of the employees of Public and its Subsidiaries and (z) preserve for itself the existing business relationships and the goodwill of the customers and distributors of Public and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 6.2 of the Public Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, prior to the Effective Time or the date this Agreement terminates, Public shall not, and shall not permit any of its Subsidiaries to:

                    (a) other than dividends from one Subsidiary to another Subsidiary or to Public, declare, set aside, or pay any dividends on or make any other distributions in respect of any of its capital stock;

                    (b) (i) split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (ii) repurchase, redeem or otherwise acquire any shares of the capital stock of Public or any of its Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of Public or any of its Subsidiaries; or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except in the case of this clause (iii), for (A) the issuance of Public Common Stock upon the exercise of options, warrants or other rights to purchase Public Common Stock outstanding and in existence on the date of this Agreement or issued as permitted by clause
(B) hereof, in each case in accordance with their terms and (B) the issuance of options to purchase up to 400,000 shares of Public Common Stock in the aggregate in the ordinary course of Public's business, including, without limitation, option grants to future employees of Public consistent with past practice;

        (c) amend its Certificate of Incorporation, By-Laws or other similar governing documents, other than immaterial amendments relating to corporate procedure and which do not adversely affect the ability of Public to consummate the transactions contemplated hereby or to perform its obligations hereunder;

        (d) (i) acquire, be acquired, or agree to acquire or be acquired, by merging or consolidating with, or by purchasing or selling a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or sell any assets, which would, individually or in the aggregate, exceed $5,000,000; (ii) authorize or permit any of its officers, directors, employees or Agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes a takeover proposal; (iii) approve any transaction that would permit any Person or group to acquire shares of Public Common Stock if such acquisition would cause such Person or group to be deemed to beneficially own 15% or more of the shares of Public Common Stock for purposes of Section 203 of the DGCL or (iv) participate in any discussions or negotiations or provide third parties with any nonpublic information relating to a takeover proposal unless the Public Board of Directors determines in good faith that it would be inconsistent with its fiduciary duties not to participate in such discussions or negotiations or provide such information, after receipt of advice from its outside legal counsel to such effect;

        (e) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

        (f) change its methods of accounting in effect at December 31, 2000, except as required to comply with changes in GAAP as concurred with by Public's independent auditors;

        (g) take or cause to be taken any action that could reasonably be expected to disqualify the Merger as a tax free reorganization under Section 368(a) of the Code;

        (h) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements, other than (i) dispositions required to be made pursuant to an agreement or contract to which Public or any of its Subsidiaries is a party or by which it is bound as of the date of this Agreement and which has been disclosed to Public, (ii) dispositions of inventory and excess or obsolete assets, (iii) the sale of towers and the leaseback of availability of towers that result in proceeds of at least $200,000 per tower and (iv) sales or dispositions not included in clauses (i), (ii) or
(iii) above involving consideration not to exceed $25,000,000 in the aggregate;

        (i) create, incur, assume, or suffer to exist any indebtedness or issuances of debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than (i) the accretion of indebtedness under the Indenture, dated as of September 30, 1999, by and among Public, AGW Leasing Company, Inc. and Bankers Trust Company (the "Public Indenture"), (ii) borrowings under the Credit Agreement, dated as of August 16, 1999, among Public, State Street Bank and Trust Company (as Collateral Agent), certain Lenders thereto and Lucent Technologies Inc. (the "Public Credit Facility") or any replacement facilities and (iii) borrowings in connection with intercompany loans solely between and among Public and its Subsidiaries, provided, that the
                                                            --------
indebtedness under the Public Credit Facility shall not exceed $125,300,000 in the aggregate prior to the Effective Time;

        (j) (i) enter into, renew, amend or waive in any material manner, or terminate or give notice of a proposed renewal or material amendment, waiver or termination of, any Public Contract, agreement or lease to which Public or any of its Subsidiaries is a party or by which Public or any of its Subsidiaries or their respective properties is bound, other than in the ordinary course of business or (ii) enter into, renew, amend, waive or terminate, or give notice of a proposed renewal, amendment, waiver or termination of, any Public Sprint Agreement.

        (k) take or cause to be taken any action that could reasonably be expected to delay the consummation of the transactions contemplated hereby, including without limitation, the consummation of the Merger and the filing and the effectiveness of the S-4 Registration Statement;

        (l) acquire additional territory or related assets from Sprint PCS except if the Company has failed to object in writing in its sole discretion within ten business days after receipt of notification from Public of a proposal from Sprint PCS as to such territory or assets;

        (m) make any loans, advances or capital contributions to, or investments in any other Person in excess of $1,000,000, individually or in the aggregate, other than by Public or a Subsidiary of Public to or in Public or any direct or indirect wholly owned Subsidiary of Public;

        (n) enter into any new line of business;

        (o) make any capital expenditures other than those which are in an amount of no more than $65,000,000 in the aggregate; or

        (p) agree to do any of the foregoing.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

               7.1  Regulatory Matters.  (a) Public shall prepare and file with
                    ------------------
the SEC, as promptly as practicable following the date hereof (but in no event later than September 30, 2001) the S-4 Registration Statement (including the Prospectus/Proxy Statement constituting a part thereof) in a form which contemplates the public reoffering of all of the Public Common Stock issued to the former stockholders of the Company. Public shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter shall mail the Prospectus/Proxy Statement to its stockholders.
Public shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "Blue Sky" permits and approvals required in connection with the Merger and the other transactions contemplated by this Agreement and will pay all expenses incident thereto; provided, that Public shall not be required to
                           --------
qualify to do business in any jurisdiction in which it is not now so qualified to do business, to file a general consent to service of process in any jurisdiction in which it is not now so qualified or to subject itself to taxation in any jurisdiction in which it is not now so qualified to do business. In addition to the foregoing, as promptly as is reasonably practicable following the date that the S-4 Registration statement is declared effective under the Securities Act, Public shall prepare and file with the SEC a registration statement on Form S-3 (the "S-3 Registration Statement") relating to the proposed "Underwritten Offering" (as defined in Section 2 of the Registration Rights Agreement). The Company shall furnish all information concerning the Company and the holders of Company Common Stock and Company Preferred Stock as may be reasonably requested in connection with any of the foregoing actions. Prior to filing the S-4 Registration Statement and the S-3 Registration Statement with the SEC pursuant to this Section 7.1(a), Public shall provide the Company and its representatives a reasonable opportunity to review and comment on the S-4 Registration Statement and the S-3 Registration Statement.

        (b) The parties hereto shall cooperate with each other and use all reasonable efforts to promptly prepare and file following the date of this Agreement all necessary documentation (including, without limitation, assisting each party's stockholders with filing notifications required to be filed by any such stockholder under the HSR Act in connection with the Merger) to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, filing the notification provided for under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) in connection with the Merger, and taking all necessary action to cause the expiration of the notice periods under the HSR Act with respect to the Merger as promptly as reasonably practicable after the date of this Agreement; provided, however, that nothing in
                                              --------  -------
this Section 7.1(b) shall require Public or Merger Sub to agree to the imposition of conditions or any requirement of divestiture as a result of antitrust concerns. The Company and Public shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Public, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any

Governmental Entity in connection with the transactions contemplated by this Agreement, except for documents filed pursuant to Item 4(c) of the Pre-Merger Notification and Report Form filed under the HSR Act or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal Public's or the Company's negotiating objectives or strategies or purchase price expectations. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. In the event that either party shall fail to obtain any third party consent described above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the business of the Company, Public and any of their respective Subsidiaries after the Effective Time which results from, or could reasonably be expected to result from, the failure to obtain such consent.

        (c) Each of Public and the Company shall, upon request, furnish the other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S-4 Registration Statement, the Prospectus/Proxy Statement, the Public Shelf Registration Statement (as defined in Section 7.1(f)) or any other statement, filing, notice or application made by or on behalf of Public, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

        (d) If at any time prior to the Effective Time any information relating to Public or the Company, or any of their respective Affiliates, officers or directors is discovered by Public or the Company which should be set forth in an amendment or supplement to any of the S-4 Registration Statement, the Prospectus/Proxy Statement or any other statement, filing, notice or application made by or on behalf of Public, the Company or any of their Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, so that any of such documents would not include any misstatement of a material fact or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties to this Agreement and an appropriate amendment or supplement describing such information shall be filed as soon as practicable with the SEC or such Governmental Entity, as the case may be, and, to the extent required by law, disseminated to the stockholders of Public.

        (e) Each of Public and the Company shall promptly furnish each other with true and correct copies of written communications received by Public or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby (including, (i) in the case of Public, all written correspondence with the SEC in connection with the S-4 Registration Statement, the S-3 Registration Statement and the Prospectus/Proxy Statement and all other documents filed by Public with the SEC prior to the

Effective Time and not available via EDGAR, and (ii) in the case of the Company, all written communication between the Company and the SEC prior to the Effective
Time), except for documents filed pursuant to Item 4(c) of the Pre-Merger Notification and Report Form filed under the HSR Act or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal Public's or the Company's negotiating objectives or strategies or purchase price expectations.

               (f) Public shall file a reoffering prospectus (which shall include a description of the plan of distribution of the shares of Public Common Stock received pursuant to the Merger, including, without limitation, a description that contemplates all anticipated forms of sales into the market, including underwritten offerings, as well as block trades, and sales by in-kind distributees, which description shall be in the form reasonably requested by the former stockholders of the Company) as part of the S-4 Registration Statement or if not permitted by the SEC to be included in the S-4 Registration Statement then promptly after the Effective Time but in no event later than 15 days, Public shall file (i) pursuant to Rule 424 promulgated under the Securities Act or (ii) if not permitted under Rule 424, then a post-effective amendment to the S-4 Registration Statement (together with the prospectus included therein, in either case the "Public Shelf Registration Statement") pursuant to Rule 415 promulgated under the Securities Act in order to cover the resale from time to time of shares of Public Common Stock received pursuant to the Merger, and any securities issued or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, merger, consolidation, exchange or other similar reorganization or business combination (collectively, the "Merger Common Shares"). If required to be filed as a post-effective amendment, Public shall use its reasonable best efforts to cause such Public Shelf Registration Statement to be declared effective as soon thereafter as practicable. Public will use all reasonable efforts to keep such Public Shelf Registration Statement effective, including, without limitation, maintaining current disclosure required under the Exchange Act, until the earliest to occur of: (A) such date as all of the Merger Common Shares have been resold, (B) such time as all Merger Common Shares held by the former stockholders of the Company can be resold pursuant to Rule 144(k) under the Securities Act and (C) the third anniversary of the Effective Time. Public shall provide customary indemnification to all holders of Public Common Stock whose shares are included in the Public Shelf Registration Statement.

          7.2  Access to Information.  (a) Upon reasonable notice and
               ---------------------
subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Public, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Public all information concerning its business, properties and personnel as Public may reasonably request. Under no circumstance shall Public conduct any sampling of the air, land, surface, water, groundwater or building structures or materials without the prior written consent from the Company. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Public shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to such information regarding Public and its Subsidiaries as shall be reasonably necessary for the Company to confirm that the representations and warranties of Public contained herein are true and correct and that the covenants of Public contained herein have been performed in all material respects. Neither Public nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Public's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (c) All information furnished by either party to the other party or its representatives pursuant hereto shall be treated as the sole property of the delivering party and, if the Merger shall not occur, the receiving party and its representatives shall, if requested by the delivering party, return to the delivering party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The receiving party shall, and shall use all reasonable efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to any information which (x) was already in the receiving party's possession prior to the disclosure thereof by the delivering party; (y) was then generally known to the public or (z) was disclosed to the receiving party by a third party not bound by an obligation of confidentiality. It is further agreed that, if the receiving party, in the opinion of its counsel, is required by applicable law, regulation or legal process to disclose information concerning the delivering party to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the receiving party may disclose such information to such tribunal or governmental body or agency without liability hereunder, provided, however, that prior to any
                                            --------  -------
such disclosure, the receiving party shall promptly notify the delivering party so that the delivering party may seek a protective order or other appropriate remedy.

        (d) Each of Public and the Company agrees to provide the other with copies of any and all material correspondence between such party and Sprint PCS during the period prior to the Effective Time.

        (e) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

          7.3  Stockholder Meeting.  (a) Public shall take all steps
               -------------------
necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as practicable after the date on which the S-4 Registration Statement becomes effective for the purpose of obtaining Public stockholder approval of the Required Public Vote. Public, through its Board of Directors, shall (i) recommend to its stockholders approval of the Required Public Vote and (ii) use its best efforts (including the solicitation of proxies) to solicit such approval and shall take all other action necessary or advisable to secure the Required Public Vote.

               (b) The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held prior to the Effective Time for the purpose of voting to approve and adopt this Agreement and the Merger; provided, however, that the Company may obtain the approval and
                --------  -------
adoption of the Agreement and the Merger by its stockholders by written consents in lieu of having a stockholder meeting. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement and the Merger.

          7.4  Legal Conditions to Merger.  Prior to the Effective Time,
               --------------------------
each of Public and the Company shall, and shall cause its Subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the Merger and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Public or the Company or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval; provided, however, that nothing in this Section 7.4 shall require
          --------  -------
Public or Merger Sub to agree to the requirement of any divestiture in exchange for such consent.

          7.5  Affiliates.  Prior to the Closing, if requested by Public,
               ----------
the Company shall use its reasonable best efforts to cause each director, executive officer and other Person who may be deemed an "affiliate" (for purposes of Rule 145 under the Securities Act) of Public following consummation of the Merger to deliver to Public a written agreement in a form reasonably acceptable to Public and the Company with respect to such Person's shares of Public Common Stock to be acquired in connection with the Merger.

          7.6  Nasdaq Listing.  Public shall use its best efforts to cause
               --------------
the shares of Public Common Stock to be issued in the Merger and upon exercise of Company Options and Company Warrants assumed by Public pursuant to Section
1.5 and Section 1.6 hereof to be approved for listing on Nasdaq, subject only to official notice of issuance, prior to the Effective Time.

          7.7  Employee Benefit Plans; Existing Agreements.  (a) It is the
               -------------------------------------------
present intention of Public that for one year following the Effective Time, employees and former employees of the Company and its Subsidiaries (the "Company Employees") shall either continue to participate in the Company Benefit Plans on the same terms and conditions as applied immediately prior to the Effective Time or shall participate in plans, policies, programs and arrangements ("Public Plans") with substantially similar benefits in which similarly-situated employees of Public and its Subsidiaries participate.

               (b) With respect to each Public Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company and its Affiliates shall be treated as service with Public; provided, however, that such service shall not be
                     --------  -------
recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Public Plan.

               (c) Following the Effective Time, Public shall honor and shall cause the appropriate Subsidiaries of Public (including the Company) to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule and previously have been delivered to Public.

               (d) The Company agrees not to allow any cashless option exercises prior to the Effective Time, and agrees not to take any action prior to the Effective Time that would allow for cashless option exercises following the Effective Time.

          7.8  Additional Agreements. In case at any time after the Effective
               ---------------------
Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Public.

          7.9  Advice of Changes. Prior to the Effective Time, each of Public
               -----------------
and the Company shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes has had or could reasonably be expected to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 8.2(a) or 8.3(a) hereof, as the case may be, or the compliance by the Company or Public, as the case may be, with the respective covenants and agreements of such parties contained herein.

          7.10 Current Information. During the period from the date of this
               -------------------
Agreement to the Effective Time, each of the Company and Public will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of the other and to report the general status of its respective ongoing operations. Prior to the Effective Time, each of the Company and Public will promptly notify the other of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving it, its Subsidiaries, and will keep the other fully informed of such events.

          7.11 Accountants' Letter. The Company shall use its reasonable efforts
               -------------------
to cause to be delivered to Public a letter of its independent public accountants dated (i) the date on which the S-4 Registration Statement shall become effective (or if the Proxy Statement is not included in the S-4 Registration Statement, the date of the Proxy Statement) and (ii) the Closing Date, and in each case addressed to the Board of Directors of Public and in form and substance customary for "comfort" letters delivered by independent accountants in connection with registration statements similar to the S-4 Registration Statement.

          7.12 Additional Reports and Information. (a) The Company shall deliver
               ----------------------------------
to Public, concurrently with delivery to the members of the Company's Board of Directors, all financial statements of the Company and its Subsidiaries delivered to the Company's Board of Directors.

               (b) Public shall deliver to the Company, concurrently with delivery to the members of Public's Board of Directors, all financial statements of Public and its Subsidiaries delivered to Public's Board of Directors.

          7.13 Section 16(b) Matters. Prior to the Effective Time, Public shall
               ---------------------
take all such steps as may be required to cause any acquisitions of Public Common Stock (including derivative securities with respect to Public Common Stock), resulting from the transactions contemplated by this Agreement, by each Person who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Public, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretive guidance of the SEC.

          7.14 Nomination of Directors. (a) Public shall cause two of the eight
               -----------------------
members constituting its Board of Directors immediately prior to the Effective Time to resign from the Board of Directors, effective as of the Effective Time. Effective as of the Effective Time, the authorized number of members on the Board of Directors of Public shall be increased by one member such that the size of the Board of Directors of Public shall be fixed at nine members and Public shall cause its remaining directors to fill the vacancies created by such resignations so that Public's Board of Directors shall be comprised of (i) one member designated by the Company (the "Company Director"), (ii) one member designated by Blackstone (the "Blackstone Director") and (iii) one member designated by the Company with the approval of Public, which approval shall not be unreasonably withheld, provided that such member shall be an "independent
                          --------
director" (as defined for purposes of listing on Nasdaq) (the "Independent Director") and shall not be a Company Stockholder or an Affiliate or Associate of a Company

Stockholder (the directors contemplated in clause (i), (ii) and (iii) above are collectively referred to as the "Company Nominated Directors").

               (b) Subject to the foregoing, as of the Effective Time (i) the class of directors whose term expires at Public's 2002 annual meeting of stockholders shall include the Company Director, (ii) the class of directors whose term expires at Public's 2003 annual meeting of stockholders shall include the Blackstone Director and (iii) the class of directors whose term expires at Public's 2004 annual meeting of stockholders shall include the Independent Director. Public shall nominate the Company Director for re-election to the Public Board of Directors at the 2002 annual meeting of stockholders for a term expiring at Public's 2005 annual meeting of stockholders. In the event that the Company Director ceases to serve on the Board of Directors of Public at any time prior to Public's 2005 annual meeting of stockholders, the Company Stockholders shall promptly designate a person to replace the Company Director and Public shall appoint such designated person to the Public Board of Directors. "Company Stockholders" shall mean the stockholders of the Company immediately prior to the Effective Time.

               (c) Effective as of the Effective Time, the Public Board of Directors shall appoint one of the Company Nominated Directors to all committees of the Public Board of Directors (including, without limitation, the Executive Committee); provided, however, that if any committee of the Public Board of Directors shall be comprised of more than four members, then the Public Board of Directors shall appoint two of the Company Nominated Directors to such committee.

               (d) Immediately upon any sales or in-kind distributions by Blackstone of a cumulative aggregate number of shares of Public Common Stock equal to or greater than 75% of the number of shares of Public Common Stock received by Blackstone pursuant to the Merger, the Blackstone Director shall deliver to Public his or her resignation as a member of the Public Board of Directors, such resignation to be effective as of the day of completion of such sale or in-kind distribution which satisfies or exceeds such cumulative aggregate threshold and thereafter the Public Board of Directors shall be reduced by one member.

          7.15 Supplemental Warrant Agreement; Warrant Notices. On or prior to
               -----------------------------------------------
the Closing Date, (i) the Company and Public shall execute a supplemental warrant agreement with ChaseMellon, pursuant to Section 8(m) of the Warrant Agreement, and the Company shall provide ChaseMellon with a certificate from the appropriate officer of the Company in accordance with the terms of Section 16 of the Warrant Agreement and (ii) the Company and Public shall deliver the notice required by Section 2(d) of the Sprint Warrant. The Company shall also provide any and all notices required to be provided on or prior to the Closing Date pursuant to the Warrant Agreement (including without limitation pursuant to Sections 8(m) and 10 of the Warrant Agreement).

          7.16 Expenses. Whether or not the Merger is consummated, all costs and
               --------
expenses incurred in connection with this Agreement, the Merger and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expense. The expenses incurred in connection with filing the S-4 Registration Statement (including the filing fee), printing and mailing the Prospectus/Proxy Statement and the filing fees for all notifications required to be filed in connection with the Merger under the HSR Act shall be paid by Public.

Nothing contained in this Section 7.16 shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful\l breach of any provision of this Agreement.

          7.17 Indemnification. (a) From and after the Effective Time, Public
               ---------------
shall cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the DGCL and its Certificate of Incorporation or Bylaws in effect on the date hereof to indemnify and to provide advancement of expenses to such Indemnified Party.

               (b) The provisions of this Section 7.17 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

               (c) Public shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (the "Coverage Period") by the directors' and officers' liability insurance policy currently maintained by the Company with respect to acts and omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, that only in the event that such existing policy is not
      --------
available Public may substitute for such policy, policies of directors' and officers' liability insurance of at least the same coverage and amounts and containing terms and conditions which are not less advantageous to such directors and officers of the Company than the terms and conditions of such policy; provided further, that Public shall not be required as to any such
        ----------------
policy to pay premiums in excess of an amount equal to (i) 200% of the amount currently expended annually by the Company to obtain such insurance and (ii) the amount of any unearned premium under the policy currently maintained by the Company, and if such insurance cannot be obtained for such premium Public shall obtain for such persons the maximum coverage that may be obtained for such premiums.

          7.18 Takeover Statute. If any Takeover Statute is or may become
               ----------------
applicable to the Merger or any of the other transactions contemplated by this Agreement, Public and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

          7.19 Registration Rights Agreement. Prior to the Effective Time,
               -----------------------------
Public shall enter into a Registration Rights Agreement, in the form of Exhibit
                                                                        -------
B attached hereto (the "Registration Rights Agreement"). Prior to the Effective
-
Time, Public hereby agrees not to grant registration rights to any party or to amend or modify any existing registration rights agreement or provisions or any lock-up agreement or provisions in a manner which benefits the other parties covered thereby or otherwise increases Public's obligations thereunder.

          7.20 Plan of Reorganization. This Agreement is intended to constitute
               ----------------------
a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code.

          7.21 Lock-Up Agreements. (a) The Company shall obtain and deliver an
               ------------------
agreement from each stockholder of the Company on the date of this Agreement owning more than 50,000 shares of Company Common Stock or Company Preferred Stock (the "Restricted Company Stockholders") that from and after the Effective Time and continuing until the date that is 301 days after the Effective Time, such stockholders will not sell, transfer, assign, pledge, make any short sale of, loan, grant any option for the purchase of, or otherwise directly or indirectly dispose of any of its shares of Public Common Stock (collectively, "Transfer") without the prior written consent of Public unless such Transfer complies with the provisions hereof (the "Resale Restriction"). Notwithstanding the foregoing and subject to a 90-day underwriters lock-up (if required) provided for in the Registration Rights Agreement in connection with any underwritten offering, (i) 20% of each Restricted Company Stockholder's shares of Public Common Stock immediately after the Effective Time shall be released from the Resale Restriction on the date that is 120 days after the Effective Time; (ii) an additional 30% of each Restricted Company Stockholder's shares of Public Common Stock immediately after the Effective Time shall be released from the Resale Restriction on the date that is 211 days after the Effective Time and
(iii) the remaining 50% of each Restricted Company Stockholder's shares of Public Common immediately after the Effective Time shall be released from the Resale Restriction on the date 301 days after the Effective Time. Notwithstanding the foregoing, Blackstone and TCW (each as defined below) shall be free of the lock-up restrictions set forth in this Section 7.21 on the later of (i) the 121st day after the Effective Time and (ii) the 90th day after the closing date of the first underwritten offering of shares held by any Company Stockholder, if such offering is consummated within 120 days of the Effective Time. The provisions of the lock-up agreement referred to in this Section 7.21 shall not: (A) prohibit any Company Stockholder from participating in the Underwritten Offering (as defined in Section 2 of the Registration Rights Agreement); (B) restrict transfers solely among the eight TCW entities included in the definition of "TCW" set forth in Section 7.21(c); and (C) restrict transfers solely among the three Blackstone entities (not including the limited partners thereof) included in the definition of "Blackstone" set forth in
Section 7.21(c); provided, however, that with respect to transfers contemplated by clauses (B) and (C) above, any such transferees shall remain subject to the provisions of the lock-up agreement referred to in this Section 7.21.

               (b) The restrictions set forth in Section 7.21(a) shall apply to each Company Stockholder proportionally, and the Company Stockholders shall have no ability to allocate released percentages disproportionately to any Company Stockholder or group of Company Stockholders.

               (c) In addition to the release schedule set forth in Section 7.21(a) above, Blackstone may, in its sole discretion upon written notice to Public, elect to distribute a portion or all of its shares of Public Common Stock to the Blackstone limited partners or other investors on the later of (i) the 121st day after the Effective Time and (ii) the 90th day after the closing date of the first underwritten offering of shares held by any Company Stockholder, if such offering is consummated within 120 days of the Effective Time. "Blackstone" means Blackstone/iPCS L.L.C., a Delaware limited liability company, Blackstone iPCS Capital Partners L.P., a Delaware limited partnership, and Blackstone Communications Partners I, L.P., a Delaware limited partnership, and the limited partners thereof collectively. "TCW" means, collectively, TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB, L.L.C. and TCW Shared Opportunity Fund III, L.P.

          7.22 Transfer of Company Records. Prior to the Closing, the Company
               ---------------------------
shall cooperate with and assist Public in transferring after the Effective Time or causing to be transferred to Public after the Effective Time any files, books, records or other documents relating to the business of the Company or any of its Subsidiaries that are the property of the Company or any of its Subsidiaries, that are located on premises which will not be occupied by the Company or any of its Subsidiaries after the Closing and that are not otherwise in the possession of the Company or any of its Subsidiaries.

          7.23 Formation of Merger Sub and Execution and Delivery of Sub Joinder
               -----------------------------------------------------------------
Agreement. Prior to the Effective Time and promptly after obtaining the
---------
requisite consent under the Public Credit Facility, Public shall form Merger Sub and cause Merger Sub to execute the Sub Joinder Agreement, an executed counterpart of which shall be delivered to the Company; provided, however, that
                                                        --------  -------
the parties may agree to utilize \another wholly owned subsidiary of Public as the Merger Sub referred to herein.

                                 ARTICLE VIII

                             CONDITIONS PRECEDENT

          8.1  Conditions to Each Party's Obligation To Effect the Merger. The
               ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the parties, in whole or in part, to the extent permitted by applicable law:

               (a)  Stockholder Approval. This Agreement and the Merger shall
                    --------------------
have been duly approved and adopted by the stockholders of the Company in accordance with the DGCL, the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, and the issuance of the shares of Public Common Stock in connection with the Merger shall have been approved by the stockholders of Public in accordance with the applicable rules and requirements of Nasdaq.

               (b)  HSR Act and Other Governmental Approvals. All waiting
                    ----------------------------------------
periods, if any, under the HSR Act with respect to the Merger (including without limitation the waiting periods under the HSR Act applicable to notifications filed by any stockholder of the Company) shall have expired or been terminated. All consents, permits, licenses and approvals required by any Governmental Entity for the Merger and the other transactions contemplated by this Agreement shall have been obtained, in each case, without the requirement of divestiture.

               (c)  No Injunctions or Restraints; Illegality.  No order,
                    ----------------------------------------
injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect (collectively, the "Restraints"); provided, however, that each of the parties shall have used its reasonable best
--------  -------
efforts to prevent the entry of such Restraints and to appeal as promptly as possible any such Restraints that may be entered. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

               (d)  S-4.  The S-4 Registration Statement shall have become
                    ---
effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

               (e)  Certificate of Merger.  Prior to the Effective  Time, the
                    ---------------------
Certificate of Merger shall be accepted for filing with the Secretary of State of the State of Delaware.

               (f)  No Downgrade Event.  No event or circumstance that results
                    ------------------
in or causes any of the conditions set forth in clauses (i) through (iv) of the definition of "Change of Control" in the Company Indenture to fail to be satisfied shall have occurred and not subsequently have been removed.

               (g)  Public Consents Under Agreements.  The consent, approval or
                    --------------------------------
waiver of each Person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement (including the Public Credit Facility), note, mortgage, indenture, lease, license or other agreement or instrument set forth in Section 5.4 of the Public Disclosure Schedule shall have been obtained.

               (h)  Company Consents Under Agreements.  The consent, approval or
                    ---------------------------------
waiver of each Person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement (including the Company Credit Facility), note, mortgage, indenture, lease, license or other agreement or instrument set forth in Schedule 8.1(h) of the Company Disclosure Schedule shall have been obtained.

          8.2  Conditions to Obligations of Public and Merger Sub.  The
               --------------------------------------------------
obligation of each of Public and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by each of Public and Merger Sub, at or prior to the Effective Time of the following conditions:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Company set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, except in each case where the failure of such representations and warranties to be true and correct in all material respects, considered in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company. The Company shall have delivered to Public and Merger Sub a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

               (b)  Performance of Obligations of the Company.  The Company
                    -----------------------------------------
shall have performed all of its obligations in all material respects required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to Public and Merger Sub a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

               (c)  No Pending Governmental Actions.  No proceeding initiated by
                    -------------------------------
any Governmental Entity seeking an Injunction shall be pending.

               (d)  Resignation of Directors.  The Company shall have delivered
                    ------------------------
to Public and Merger Sub a written resignation from each of the directors of the Company and its Subsidiaries effective as of the Effective Time.

               (e)  Tax Opinion.  Public shall have received a written opinion
                    -----------
of Winston & Strawn, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of Public, Merger Sub and the Company. The specific provisions of each representation letter shall be in a form and substance reasonably satisfactory to such tax counsel, and each representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

               (f)  Termination of Listed Agreements.  Each of the parties to
                    --------------------------------
(i) the Stockholders Agreement, dated as of July 12, 2000, by and among TCW (together with Blackstone, the "holders of Series A-1 Preferred Stock") , Blackstone, Geneseo Communications, Inc., an Illinois corporation, Cambridge Telcom, Inc., an Illinois corporation, and the Company, (ii) the Investment Agreement, dated as of July 12, 2000, among the holders of Series A-1 Preferred Stock and the Company and (iii) the Registration Rights Agreement, dated as of July 12, 2000 among the holders of Series A-1 Preferred Stock and the Company (collectively, the "Listed Agreements") shall have executed and delivered an agreement in form and substance reasonably satisfactory to Public, terminating and extinguishing, as of the Effective Time, all of such Persons' rights and obligations under such Listed Agreements.

               (g)  Company Documents.  The Company shall have delivered to
                    -----------------
Public and Merger Sub (a) a certificate, validly executed by the Secretary of the Company and dated as of the date of the Effective Time, certifying as to (i) the terms and effectiveness of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the resolutions validly adopted by written consent of the stockholders of the Company approving and adopting this Agreement and the consummation of the transactions contemplated hereby and (b) certificates, issued not more than seven days prior to the date of the Closing, (i) from the Secretary of State of the State of Delaware, evidencing that the Company is validly existing under the laws of such state, (ii) from every jurisdiction where the Company is qualified, authorized, registered or licensed to do business as a foreign entity, as set forth in
Section 4.1(b) of the Company Disclosure Schedule, evidencing that the Company is qualified, authorized, registered or licensed to do business as a foreign entity in such jurisdiction and (c) a bring down certificate or other reasonably reliable confirmation that the Company is validly existing under the laws of Delaware as of the Closing Date.

               (h)  Subsidiary Documents.  Each Subsidiary of the Company shall
                    --------------------
deliver to Public and Merger Sub (a) a certificate, validly executed by a duly authorized officer, general partner or managing member of such Subsidiary, and dated as of the date of the Effective Time, certifying as to the terms and effectiveness of such Subsidiary's Certificate of Incorporation and By-Laws and
(b) certificates, issued not more than seven days prior to the date of the Closing, (i) from the Secretary of State of the State of Delaware, evidencing that each Subsidiary is validly existing under the laws of such state, (ii) from every jurisdiction where such Subsidiary is qualified, authorized, registered or licensed to do business as a foreign entity, as set forth in Section 4.1(b) of the Company Disclosure Schedule, evidencing that such Subsidiary is qualified, authorized, registered or licensed to do business as a foreign entity in such jurisdiction and (c) bring down certificates or other reasonably reliable confirmation that each Subsidiary of the Company incorporated under the laws of Delaware is validly existing under the laws of Delaware as of the Closing Date.

               (i)  Accountant Letters.  Public shall have received the "cold
                    ------------------
comfort" letter of the Company's independent public accountants dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and in each case addressed to the Board of Directors of Public, in form and substance reasonably satisfactory to Public, and reasonably customary in scope and substance for comfort letters delivered by independent public accountants.

               (j)  Registration Rights Agreement.  The stockholders of the
                    -----------------------------
Company identified in the Registration Rights Agreement shall have executed and delivered to Public the Registration Rights Agreement.

               (k)  Company Indenture; Company Credit Facility.  No "Event of
                    ------------------------------------------
Default" (as defined in the Company Indenture and the Company Credit Facility, respectively) shall have occurred and be continuing under either of the Company Indenture or the Company Credit Facility.

               (l)  Company Sprint Agreements.  No material default by the
                    -------------------------
Company or any of its Subsidiaries shall have occurred and be continuing under the Company Sprint Agreements.

          8.3  Conditions to Obligations of the Company.  The obligation of the
               ----------------------------------------
Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of Public set forth in Article V of this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, except in each case where the failure of such representations and warranties to be true and correct in all material respects, considered in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect on Public. Public shall have delivered to the Company a certificate signed on behalf of Public by the Chief Executive Officer and the Chief Financial Officer of Public to the foregoing effect.

               (b)  Performance of Obligations of Public and Merger Sub.  Each
                    ---------------------------------------------------
of Public and Merger Sub shall have performed all of its obligations in all material respects required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Public and Merger Sub by the Chief Executive Officer and the Chief Financial Officer of each of them to such effect.

               (c)  No Pending Governmental Actions.  No proceeding initiated by
                    -------------------------------
any Governmental Entity seeking an Injunction shall be pending.

               (d)  Tax Opinion.  The Company shall have received a written
                    -----------
opinion of Mayer, Brown & Platt, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of representation letters from each of Public, Merger Sub and the Company. The specific provisions of each representation letter shall be in a form and substance reasonably satisfactory to such tax counsel, and each representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

               (e)  Nasdaq Listing.  The shares of Public Common Stock to be
                    --------------
issued to the stockholders of the Company upon consummation of the Merger and upon exercise of Company Options and Company Warrants assumed by Public pursuant to Section 1.5 and Section 1.6 hereof shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

               (f)  Registration Rights Agreement.  Public shall have executed
                    -----------------------------
and delivered to the Company the Registration Rights Agreement.

               (g)  Public Indenture; Public Credit Facility.  No "Event of
                    ----------------------------------------
Default" (as defined in the Public Indenture and the Public Credit Facility, respectively) shall have occurred and be continuing under either of the Public Indenture or the Public Credit Facility.

               (h) Public Sprint Agreements.  No material default by Public or
                   ------------------------
any of its Subsidiaries shall have occurred and be continuing under the Public Sprint Agreements.

          8.4  Standards.  (a) Solely for purposes of Sections 8.2(a) and 8.3(a)
               ---------
of this Agreement, no representation or warranty of the Company contained in
Article IV (other than the representations and warranties contained in Sections 4.1(a), 4.2, 4.3(a) 4.3(b)(i), 4.5, 4.23 and

4.26, which shall be true and correct in all material respects) or of Public contained in Article V (other than the representations and warranties contained in Sections 5.1(a), 5.2, 5.3(a), 5.3(c)(i), 5.5 and 5.26, which shall be true and correct in all material respects) shall be deemed untrue or incorrect as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any other representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Public, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or Public, respectively. For purposes of applying the standard set forth in the previous sentence pursuant to Section 8.2(a) and 8.3(a), no effect shall be given to any qualifications contained in any such representations or warranties concerning "materiality," "in all material respects" or "Material Adverse Effect."

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

          9.1  Termination.  This Agreement may be terminated by action of the
               -----------
Board of Directors of the terminating party or parties and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of the Company or the approval by the stockholders of Public of the respective matters referred to in Section 8.1(a):

               (a)  by mutual written consent of the Company and Public;

               (b) by either Public or the Company if the Merger shall not have been consummated on or before March 1, 2002, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

               (c) by either Public or the Company (provided that the party seeking to terminate this Agreement shall not be in material breach of any of its obligations under Section 7.3 hereof) if any approval of the stockholders of either Public or the Company required for the consummation of the Merger or any of the other transactions contemplated by this Agreement (including, in the case of Public, the Required Public Vote) shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders thereof;

               (d) by either Public or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or sooner if such breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this
--------  -------
Agreement pursuant to this Section 9.1(d) unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under

Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by Public);

               (e) by either Public or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the material covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or sooner if such breach, by its nature, cannot be cured prior to the Closing;

               (f) by either Public or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable.

          9.2  Effect of Termination.  (a) In the event of termination of this
               ---------------------
Agreement by either Public or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 7.2(c), 7.16, 9.2 and 10.3 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

               (b) If this Agreement is terminated by the Company as a result of the failure to obtain the Required Public Vote pursuant to Section 9.1(c),
(i) Public shall pay to the Company a termination fee which consists of 257,000 shares of Public Common Stock (the "Termination Fee Shares"), which shares shall be issued to the Company as soon as practicable but in no event later than two Business Days after the date of such termination and shall be exclusive of any expenses to be paid by Public pursuant to Section 7.16 and (ii) as soon as practicable following the issuance of the Termination Fee Shares, Public shall file a shelf registration statement providing for the registration and reoffering of the Termination Fee Shares by the Company.

               (c)  The payment of a termination fee by Public pursuant to this
Section 9.2 shall be the sole and exclusive remedy of the Company, its Subsidiaries and their respective stockholders, directors, officers, employees, agents, advisors or other representatives with respect to the occurrence giving rise to such payment; provided that this limitation shall not apply in the event
                      --------
of a willful breach of this Agreement by Public.

          9.3  Amendment.  Subject to compliance with applicable law, this
               ---------
Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, if applicable, at any time before or after the approval by the stockholders of the Company or the approval by the stockholders of Public of the respective matters referred to in Section 8.1(a); provided, however, that after any such approval by the stockholders of the
--------  -------
Company or by the stockholders of Public, there may not be, without further approval of such stockholders, any amendment or change to the provisions hereof which by law or in accordance with the rules of any relevant stock exchange required further approval by such stockholders.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               9.4  Extension; Waiver.  At any time prior to the Effective Time,
                     ----------------
Public, on the one hand, and the Company, on the other hand, by action taken or authorized by its respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the Company, on the one hand, and Public or Merger Sub, on the other hand, (b) waive any inaccuracies in the representations and warranties of the Company, on one hand, and Public or Merger Sub, on the other hand, contained herein or in any document delivered pursuant hereto and (c) waive compliance by the Company, on the one hand, and Public or Merger Sub, on the other hand, with any of its agreements contained herein, or waive compliance with any of the conditions to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X

                               GENERAL PROVISIONS

               10.1  No Survival of Representations and Warranties.  None of the
                     ---------------------------------------------
representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms are to be performed in whole or in part after the Effective Time.

               10.2  Closing.  Subject to the terms and conditions of this
                     -------
Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. no later than three Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article IX hereof (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date"), at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, unless another time, date or place is agreed to in writing by the parties hereto.

               10.3  Notices.  All notices and other communications hereunder
                     -------
shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a)  if to Public or Merger Sub, to:

                          AirGate PCS, Inc.
                          Harris Tower
                          233 Peachtree Street NE, Suite 1700
                          Atlanta, Georgia 30303

                                 Attention: Barbara L. Blackford

                                 with a copy to:

                                 Winston & Strawn
                                 35 West Wacker Drive
                                 Chicago, Illinois 60601
                                 Attn:  Robert F. Wall
                                        R. Cabbell Morris, Jr.

and

                     (b)         if to the Company, to:

                                 iPCS, Inc.
                                 1900 East Golf Road
                                 Suite 900
                                 Schaumburg, Illinois 60173
                                 Attn:  Timothy M. Yager
                                        Stebbins B. Chandor, Jr.


                                 with a copy to:

                                 Mayer, Brown & Platt
                                 190 South LaSalle Street
                                 Chicago, Illinois 60603
                                 Attn:  Paul W. Theiss
                                        Robert J. Wild

               10.4  Interpretation, Certain Definitions.  When a reference is
                     -----------------------------------
made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 28, 2001.

               For purposes of this Agreement, except as otherwise expressly provided:

               (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

               (b) "Associate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

               (c) "Business Day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

               (d) "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the business, assets, properties, liabilities, working capital, cash flows, results of operations or financial condition of such Person and its Subsidiaries taken as a whole, or (ii) the ability of such Person and its Subsidiaries to consummate the transactions contemplated hereby or to perform its obligations hereunder; provided, however, that "Material
                                         --------  -------
Adverse Effect" shall not be deemed to include the impact of (A) actions and omissions of such Person or any of its Subsidiaries taken with the prior written informed consent of the other Person in contemplation of the transactions contemplated hereby, (B) conditions or effects resulting from the announcement of the existence of this Agreement and the direct effects of compliance with Sections 6.1 or 6.2 of this Agreement on the operating performance of such Person, including expenses incurred in consummating the transactions contemplated hereby; or (C) changes in program requirements implemented by Sprint PCS which are generally applicable to Sprint PCS Affiliates; or (D) changes in laws of general applicability or interpretations thereof by courts or governmental authorities or changes in GAAP, except to the extent any such change adversely affects the referenced Person to a materially greater degree than other companies engaged in the same industry or business are affected generally.

               (e) "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

               (f) "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and any one or more of its Subsidiaries.

          10.5 Counterparts.  This Agreement may be executed in counterparts,
               ------------
all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          10.6 Entire Agreement.  This Agreement (including the documents and
               ----------------
the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          10.7 Governing Law and Venue.  This Agreement shall be governed and
               -----------------------
construed in accordance with the laws of the State of Delaware, without regard to any applicable conflict of law principles. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts"), and consent to service of process served in accordance with the notice provisions set forth in Section 10.3, for any litigation arising out of or relating to this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

               10.8  Enforcement of Agreement.  The parties hereto agree that
                     ------------------------
irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               10.9  Severability.  Any term or provision of this Agreement
                     ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               10.10 Publicity, etc.  Except as otherwise required by law or by
                     --------------
the rules of Nasdaq, so long as this Agreement is in effect, neither Public nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event that Public desires to effect an amendment to the Company Credit Facility prior to the Effective Time, the Company agrees to cooperate in any such effort, it being understood that any such amendment shall not be a condition to either party's obligations to consummate the Merger, and such effort shall not be undertaken in conjunction with obtaining a consent to the Merger under the Company Credit Facility.

               10.11 Assignment.  Except as otherwise provided herein, neither
                     ----------
this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               10.12 No Third Party Beneficiaries.  Except as provided in
                     ----------------------------
Sections 1.4, 1.5, 1.6, 2.1, 7.1, 7.6, 7.13, 7.14, 7.17 and 7.21, this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

          IN WITNESS WHEREOF, Public and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                               AIRGATE PCS, INC.

                               By: /s/ Thomas M. Dougherty
                                  Name: Thomas M. Dougherty
                                  Title:  President and Chief Executive Officer


                               iPCS, INC.

                               By: /s/  Timothy M. Yager
                                  Name: Timothy M. Yager
                                  Title:  President and Chief Executive Officer